                                                                       EXHIBIT 3




                               PURCHASE AGREEMENT


                            DATED AS OF JUNE 7, 2001


                                  BY AND AMONG


                              JLM INDUSTRIES, INC.


                                       AND


                          EACH OF THE INVESTORS LISTED
                          ON SCHEDULE 1 ATTACHED HERETO

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I      PURCHASE AND SALE.............................................1

      Section 1.1    Purchase and Sale of Stock..............................1
      Section 1.2    The Warrants............................................1
      Section 1.3    Purchase Price and Closing..............................2
      Section 1.4    Escrow..................................................2


ARTICLE II     REPRESENTATIONS AND WARRANTIES................................2

      Section 2.1    Representation and Warranties of the Company............2
      Section 2.2    Representations and Warranties of the Investors........10


ARTICLE III    COVENANTS....................................................12

      Section 3.1    Securities Compliance..................................12
      Section 3.2    Registration and Listing...............................13
      Section 3.3    Reporting Requirements.................................13
      Section 3.4    Other Agreements.......................................13
      Section 3.5    Certificates of Sale...................................13
      Section 3.6    Replacement Certificates...............................13
      Section 3.7    Expenses...............................................14
      Section 3.8    Securities Comp1iance..................................14
      Section 3.9    Use of Proceeds........................................14
      Section 3.10   Books and Reserves.....................................14
      Section 3.11   Ordinary Course of Business............................14
      Section 3.12   Board of Directors.....................................14


ARTICLE IV     CONDITIONS TO CLOSING........................................15

      Section 4.1    Conditions Precedent to the Obligation of Each Party...15
      Section 4.2    Conditions Precedent to the Obligation of the Company..15
      Section 4.3    Conditions Precedent to the Obligation of the
                     Investors..............................................15


ARTICLE V      LEGEND AND STOCK.............................................18


ARTICLE VI     TERMINATION..................................................18

      Section 6.1    Termination by Mutual Consent..........................18
      Section 6.2    Other Termination......................................18
      Section 6.3    Effect of Termination..................................19


ARTICLE VII    INDEMNIFICATION..............................................19

      Section 7.1    General Indemnity......................................19
      Section 7.2    Indemnification Procedure..............................19
      Section 7.3    Non-Exclusive Remedy...................................20

                                TABLE OF CONTENTS
                                   (continued)

                                                                           PAGE


ARTICLE VIII   MISCELLANEOUS................................................20

      Section 8.1    Stamp Taxes; Placement Agent Fees......................20
      Section 8.2    Specific Enforcement, Consent to Jurisdiction..........20
      Section 8.3    Entire Agreement; Amendments...........................21
      Section 8.4    Notices................................................21
      Section 8.5    Waivers................................................22
      Section 8.6    Headings...............................................23
      Section 8.7    Successors and Assigns.................................23
      Section 8.8    No Third Party Beneficiaries...........................23
      Section 8.9    Governing Law..........................................23
      Section 8.10   Survival...............................................23
      Section 8.11   Counterparts...........................................23
      Section 8.12   Publicity..............................................23
      Section 8.13   Severability...........................................24
      Section 8.14   Further Assurances.....................................24
      Section 8.15   Certain Definitions....................................24
      Section 8.16   Confidentiality........................................24
      Section 8.17   Acceptance of Investment...............................25




                                    SCHEDULES

Schedule 1           Investors
Schedule 2.1(b)      Additional consent or authorization of the Company's Board
Schedule 2.1(c)      Authorized and issued and outstanding capital stock
Schedule 2.1(g)      Subsidiaries
Schedule 2.1(i)      Liabilities, Claims and Losses
Schedule 2.1(j)      Certain Developments
Schedule 2.1(k)      Indebtedness
Schedule 2.1(l)      Assets without good and marketable title
Schedule 2.1(m)      Actions Pending
Schedule 2.1(o)      Taxes
Schedule 2.1(q)      Environmental
Schedule 2.1(r)      Material Agreements
Schedule 2.1(t)      Employment Agreements
Schedule 2.1(bb)     Insurance
Schedule 2.1(cc)     Transactions with Related Parties


                                    EXHIBITS

Exhibit A         Form of Warrant
Exhibit B         Form of Escrow Agreement
Exhibit C         Form of Registration Rights Agreement

                                TABLE OF CONTENTS
                                   (continued)

                                                                           PAGE


Exhibit D         Form of Standstill Agreement
Exhibit E         Form of Opinion of Counsel
Exhibit F         Form of Resolutions of the Company's Board of Directors

                               PURCHASE AGREEMENT


            This PURCHASE AGREEMENT (this "AGREEMENT") is dated as of June 7, 2001 by and among JLM Industries, Inc., a Delaware corporation (the "COMPANY"), and each of the investors listed on SCHEDULE 1 attached to this Agreement (each individual, an "INVESTOR" and collectively, the "INVESTORS").

            WHEREAS, subject to the terms and conditions contained herein, the Company shall issue and sell to each Investor and each Investor severally shall purchase from the Company the number of shares of the Company's common stock, par value $.01 per share (the "COMMON Stock") set forth opposite such Investor's signature on the signature pages hereto;

            WHEREAS, Phoenix Enterprises LLC, a Delaware limited liability company ("Phoenix"), has provided a commitment (the "COMMITMENT") to the Company to purchase, or cause to be purchased, an aggregate of $2.5 million of shares of Common Stock pursuant to that certain commitment letter agreement dated April 11, 2001 (the "COMMITMENT LETTER");

            WHEREAS, pursuant to the Commitment Letter, Phoenix and/or its designees (collectively, the "HOLDERS") shall receive at or prior to Closing (as defined below), five-year warrants to purchase an aggregate of 425,000 shares of Common Stock at an exercise price of $1.15 per share (the "WARRANTS"); and

            WHEREAS, the issuance of the Common Stock and the Warrants pursuant hereto will be made in reliance upon the provisions of Section 4(2) and Rule 506 of Regulation D ("REGULATION D") of the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and regulations promulgated thereunder or upon such other exemption from the registration requirements of the Securities Act as may be available.

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                PURCHASE AND SALE

            Section 1.1 PURCHASE AND SALE OF STOCK. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and sell severally to each Investor and each Investor hereby severally agrees to purchase from the Company the aggregate number of shares set forth opposite such Investor's signature on the signature pages hereto, at a purchase price of $1.15 per share. The aggregate number of shares to be purchased by the Investors shall be 2,173,913 and the aggregate purchase price of the shares of Common Stock to be purchased by the Investors pursuant to this Agreement shall be $2,499,999.95 (the "PURCHASE PRICE").

            Section 1.2 THE WARRANTS. At the Closing, the Company agrees to issue to Phoenix and/or its designees warrants to purchase an aggregate of 325,000 shares of Common

Stock, in the form attached hereto as EXHIBIT A. Phoenix hereby acknowledges and agrees that in accordance with Section 4 of the Commitment Letter it and/or its designees have previously received warrants to purchase an aggregate of 100,000 shares of Common Stock. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "WARRANT SHARES". The shares of Common Stock to be acquired by the Investors from the Company pursuant to this Agreement and the Warrant Shares are sometimes collectively referred to as the "SHARES".

            Section 1.3 PURCHASE PRICE AND CLOSING. The closing of the purchase and sale of the shares of Common Stock to be acquired by the Investors from the Company pursuant to Section 1.1 hereof and the issuance of the Warrants pursuant to Section 1.2 hereof (the "Closing," and the date of the Closing, the "CLOSING DATE") shall take place at the offices of Baer Marks & Upham LLP, 805 Third Avenue, New York, New York 10022 at 10:00 a.m. E.S.T. on or prior to June 15, 2001; or such other date, time and place as Phoenix and the Company may agree, provided that all of the closing conditions of the parties set forth in Article IV have been satisfied or waived.

            Section 1.4 ESCROW. On or before the Closing Date, (a) the Company shall deliver to the escrow agent (the "ESCROW AGENT") identified in the Escrow Agreement attached hereto as EXHIBIT B (the "ESCROW AGREEMENT") the certificates representing the shares of Common Stock and Warrants, registered in the Investor's name and the Holder's name (or its nominee) (or, with respect to the Warrants, a designee thereof), and (b) each Investor shall deliver to the Escrow Agent by wire transfer of immediately available funds or certified or official bank check into escrow the purchase price to be paid for the shares being purchased by such Investor. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing. The release of the Purchase Price shall be governed by the terms and provisions of the Escrow Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

            Section 2.1 REPRESENTATION AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to each
Investor:

                  (a) ORGANIZATION, GOOD STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Except as set forth on SCHEDULE 2.1(G), the Company does not have any subsidiaries (as defined in Section 2.1(g)). The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction in which the failure to be so qualified will not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any event which has, or may reasonably be expected to have, a material adverse effect on the business, results of operations, assets or financial condition of the Company and its subsidiaries, taken as a whole, and/or any condition, circumstance or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement or the Registration Rights Agreement in the form attached hereto as EXHIBIT C (the "REGISTRATION RIGHTS AGREEMENT") in any material respect.

                  (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Warrants and each other agreement contemplated hereby to which it is a party (collectively, the "TRANSACTION DOCUMENTS") and to issue and sell the Shares, in accordance with the terms hereof and the Warrants. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and, except as provided in SCHEDULE 2.1(B), no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The Registration Rights Agreement and the Warrants will be duly executed and delivered by the Company at or prior to the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered at or prior to Closing, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to, or affecting the enforcement of creditor's rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law).

                  (c) CAPITALIZATION. The authorized capital stock of the Company and the shares thereof issued and outstanding as of the date hereof are set forth on SCHEDULE 2.1(C) hereto. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized. Except as set forth on SCHEDULE 2.1(C), no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and the Registration Rights Agreement and as set forth on SCHEDULE 2.1(C), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as provided on SCHEDULE 2.1(C), the Company is not a party to any agreement granting registration or anti-dilution rights to any Person with respect to any of its equity or debt securities. Except as provided on SCHEDULE 2.1(C), the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto. The Company has furnished to Phoenix true and correct copies of the Company's Restated Certificate of Incorporation as in effect on the date hereof (the "ARTICLES") and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

                  (d) ISSUANCE OF SECURITIES. The Common Stock and Warrants to be issued under this Agreement have been duly authorized by all necessary corporate action and, when issued and paid for in accordance with the terms hereof, the Common Stock and Warrants shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances, and rights of first refusal of any kind, other than resale restrictions imposed by Federal and state securities laws. The Warrant Shares issuable in accordance with the terms of the Warrants have been duly authorized by all necessary corporate action and when issued in accordance with the terms of the Warrants, such shares will be validly issued and outstanding, fully paid and nonassessable, and the Holders shall be entitled to all rights accorded to a holder of Common Stock.

                  (e) NO CONFLICTS. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not (i) violate any provision of the Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company or any of its assets are bound, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected. The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement and the other Transaction Documents, or issue and sell the Common Stock to be purchased by the Investors hereunder, the Warrants and the Warrant Shares in accordance with the terms hereof and thereof (other than (x) any filings which may be required to be made by the Company in connection with or in compliance with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and applicable state securities laws, or with the American Stock Exchange, or (y) any registration statement which may be filed pursuant hereto).

                  (f) COMMISSION DOCUMENTS, FINANCIAL STATEMENTS. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act, and, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a), 14 or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "COMMISSION DOCUMENTS"). The Company has delivered to Phoenix true and complete copies of the Commission Documents filed with the Commission since December 31, 1998 and prior to the Closing Date. As of their respective dates, the Company's Annual Report on Form 10-K for the year ended December 31, 2000, its Form 10-K/A for the year ended December 31, 2000 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 filed on April 17, 2001, April 30, 2001 and May 14, 2001, respectively, complied in all material respects with the requirements of the

Exchange Act and the rules and regulations of the Commission promulgated thereunder and, as of their respective dates, none of the Form 10-K, the Form 10-K/A and the Form 10-Q referred to above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents filed by the Company with the Commission since December 31, 1998 (i) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or in the case of unaudited interim statements, to the extent they may not include footnotes),
(ii) fairly present in all material respects the financial position of the Company and the results of operations and cash flows as of the dates thereof for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments), and (iii) are in all material respects in agreement with the books and records of the Company and its subsidiaries.

                  (g) SUBSIDIARIES. Each of the Company's subsidiaries is set forth on SCHEDULE 2.1(G) hereof. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are owned directly or indirectly by the Company and/or any of its other subsidiaries.

                  (h) NO MATERIAL ADVERSE CHANGE. Since December 31, 2000, the Company has not experienced or suffered any change in its financial condition, results of operations or business which has had any Material Adverse Effect.

                  (i) NO UNDISCLOSED LIABILITIES. Except as disclosed in
SCHEDULE 2.1(I) hereto, since December 31, 2000, the Company has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise), other than those reflected in the Form 10-Q for the quarter ended March 31, 2001, or incurred in the ordinary course of the Company's business and which, individually or in the aggregate, do not or could not be reasonably expected to have a Material Adverse Effect.

                  (j) ABSENCE OF CERTAIN DEVELOPMENTS. Except as provided on
SCHEDULE 2.1(J) hereto, since December 31, 2000, the Company has not (other than pursuant to the terms and provisions of the Transaction Documents):

                      (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

                      (ii) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                      (iii) sold, assigned or transferred any other material tangible assets, or canceled any material debts or claims, except in the ordinary course of business;

                      (iv) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any Person except to customers in the ordinary course of business (and subject to confidentiality agreements) or to Phoenix or its representatives;

                      (v) made capital expenditures or commitments therefor that individually or in the aggregate are in excess of $200,000;

                      (vi) suffered any material damage, destruction or casualty loss, whether or not covered by insurance; or

                      (vii) entered into an agreement, written or otherwise, to take any of the foregoing actions.

                  (k) INDEBTEDNESS. SCHEDULE 2.1(K) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business consistent with past practices), (b) all guaranties, endorsements and other contingent obligations with respect to the Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with generally accepted accounting principles of the United States ("GAAP"). The Company is not in default with respect to any Indebtedness.

                  (l) TITLE TO ASSETS. The Company has good and marketable title to all of its real and personal property, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except as disclosed in
SCHEDULE 2.1(L) hereto.

                  (m) ACTIONS PENDING. Except as set forth in SCHEDULE 2.1(M) hereto, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any of its properties or assets which, in the event a judgment was entered against the Company would require the Company to pay damages in excess of $50,000 or otherwise prohibit or restrict the Company from conducting its business. To the knowledge of the Company, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such. None of the matters listed on
SCHEDULE 2.1(M) could, if adversely determined, either individually or in the aggregate have a Material Adverse Effect.

                  (n) COMPLIANCE WITH LAW. The business of the Company has been and is presently being conducted in accordance with all applicable Federal, state and local governmental laws, rules, regulations and ordinances, except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (o) TAXES. Except as set forth on SCHEDULE 2.1(O) hereto, the Company has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and which are not currently due and payable. Except as disclosed on
SCHEDULE 2.1(O) hereto, none of the federal income tax returns of the Company for the years subsequent to December 31, 1996 have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency.

                  (p) OPERATION OF BUSINESS. The Company owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth in the Commission Documents ("INTELLECTUAL PROPERTY"), and all rights with respect to the foregoing which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, except to the extent that a Material Adverse Effect could not reasonably be expected to result from such conflict.

                  (q) ENVIRONMENTAL COMPLIANCE. The Company has obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other Person, that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company is in compliance with all limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws except where such compliance would not individually or in the aggregate have a Material Adverse Effect. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect or as otherwise set forth on SCHEDULE 2.1(Q), there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or could reasonably be expected to violate any Environmental Law after the Closing or that could reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the presence, manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

                  (r) MATERIAL AGREEMENTS. Except as set forth in SCHEDULE 2.1(R), the Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-3 or other applicable form if the Company were registering securities under the Securities Act (a "Material Agreement"). The Company has in all material respects performed all the obligations required to be performed by it to date under the foregoing agreements, has not received a notice of default and is not in default under any Material Agreement now in effect, the result of which could reasonably be expected to cause a Material Adverse Effect.

                  (s) SECURITIES ACT OF 1933. Neither the Company nor any of its Affiliates (as defined below), nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares and other securities hereunder.

                  (t) EMPLOYEES. Except as set forth on SCHEDULE 2.1(T), the Company has no collective bargaining arrangements or agreements covering any of its employees. Except as set forth in SCHEDULE 2.1(T), the Company has no employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or obtain any rights in any assets of the Company. Since December 31, 2000, no officer, consultant or key employee of the Company whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has been terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.

                  (u) USE OF PROCEEDS. The proceeds from the sale of the Common Stock issued hereby will be applied in full to the Company's obligations to Citizen's Bank pursuant to that certain Amended and Restated Credit Agreement dated November 1, 1999, as amended.

                  (v) PUBLIC UTILITY HOLDING COMPANY ACT AND INVESTMENT COMPANY ACT STATUS. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (w) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company which has had or could reasonably be expected to have a Material Adverse Effect on the Company. The execution and delivery of this Agreement and the issue and sale of the Shares and the Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). As used in this Section 2.1(w), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in Section 414(b) or (c) of the Code.

                  (x) PRINCIPAL EXCHANGE. The principal market on which the Common Stock is currently traded is The Nasdaq National Market.

                  (y) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. No event or circumstance has occurred or exists with respect to the Company or its direct or indirect subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

                  (z) FORM S-3. The Company is eligible to file the Registration Statement (as defined in the Registration Rights Agreement) on Form S-3 under the Securities Act and rules promulgated thereunder, and Form S-3 is permitted to be used for the transactions contemplated hereby under the Securities Act and rules promulgated thereunder.

                  (aa) NO INTEGRATED OFFERING. Neither the Company, nor any of its Affiliates, nor to its knowledge any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Common Stock under the Securities Act.

                  (bb) INSURANCE. The Company and its subsidiaries and their respective properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of the Company and its subsidiaries. SCHEDULE 2.1(BB) sets forth a complete and accurate list of the insurance policies of the Company and its subsidiaries as in effect on the date hereof, including in each case the applicable coverage limits, deductibles and the policy expiration dates. No written notice of any termination or threatened termination of any of such policies has been received by the Company or any of its subsidiaries and such policies are in full force and effect.

                  (cc) TRANSACTIONS WITH RELATED PARTIES. Except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 or in SCHEDULE 2.1(CC), neither the Company nor any subsidiary is a party to any agreement with any of the Company's directors, officers or shareholders or any Affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property other than automobiles (either to or from such Person), (ii) licenses real or personal property or Intellectual Property (either to or from such Person), (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (iv) purchases products or services from such Person, or (v) has borrowed money from or lent money to such Person.

                  (dd) INTEREST IN COMPETITORS. Neither the Company, nor any or its subsidiaries, nor any of their respective officers nor, to the best of the Company's knowledge, directors, has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person) or otherwise, directly or indirectly, in any Person other than the Company and its subsidiaries that (i) provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently conducted by the Company or any of its subsidiaries or (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company.

                  (ee) NO MANIPULATION. Neither the Company nor any of its subsidiaries has taken, and their subsidiaries will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Company's Common Stock to facilitate the sale or resale of the Common Stock or the Warrant Shares.

                  (ff) PRIVATE OFFERING. Neither the Company nor anyone acting on its behalf shall offer the Shares for issue or sale to, or solicit any offer to acquire, any of the same from, anyone so as to bring the issuance and sale of the Shares within the provisions of Section 5 of the Securities Act. Based upon the representations of the Investors set forth in Section 2.2, the offer, issuance and sale of the Shares, are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws, and are qualified for distribution or are exempt from such requirements for qualification under applicable federal and state securities laws.

                  (gg) DISCLOSURE. Neither this Agreement (including the Schedules hereto) nor any other documents, certificates or instruments furnished to Phoenix by or on behalf of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

            Section 2.2 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor, severally and not jointly, hereby makes the following representations and warranties to the Company:

                  (a) AUTHORIZATION AND POWER. Such Investor has the requisite power and authority to enter into and perform this Agreement, the Registration Rights Agreement and each other agreement contemplated hereby to which it is a party and to purchase the Common Stock in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and each other agreement contemplated hereby by such Investor to which it is a party and the consummation by such Investor of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of such Investor or, if applicable, its board of directors is required. This Agreement has been duly executed and delivered by such Investor. The Registration Rights Agreement will be duly executed and delivered by such Investor at or prior to the Closing. Each of this Agreement, the Registration Rights Agreement and each other agreement contemplated hereby to which it is a party constitutes, or shall constitute, when executed and delivered to such Investor and the Company on or prior to the Closing, a valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to, or affecting the enforcement of creditor's rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law).

                  (b) NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Investor and the consummation by such Investor of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Investor's charter documents or bylaws (if any), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of any material agreement, indenture, instrument, mortgage, deed of trust, note, bond, license, lease agreement or obligation to which such Investor is a party or by which such Investor or any of its assets are bound, or (iii) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to such Investor or its properties or by which such Investor or any of its assets are bound, except for such conflicts, defaults, violations, terminations, accelerations or cancellations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of such Investor to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each other agreement contemplated hereby to which it is a party in any material respect. Each Investor is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or any other agreement contemplated hereby to which it is a party or to purchase the Common Stock in accordance with the terms of this Agreement, provided that for purposes of the representation made in this sentence, such Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company contained herein.

                  (c) ACQUISITION FOR INVESTMENT. Such Investor is purchasing the Common Stock from the Company hereunder solely for its own account for the purpose of investment. Such Investor does not have a present arrangement or intention to effect any public distribution of the Common Stock to be acquired by such Investor from the Company hereunder to or through any Person or entity; provided, however, that by making the representations herein, such Investor reserves the right to dispose of the Common Stock to be acquired by such Investor from the Company hereunder at any time in accordance with Federal and state securities laws applicable to such disposition. Such Investor acknowledges that it is able to bear the financial risks associated with an investment in the Common Stock to be acquired by such Investor from the Company hereunder. Such Investor is capable of evaluating the risks and merits of an investment in the Common Stock to be acquired from the Company hereunder by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and such Investor is capable of bearing the entire loss of its investment in such Common Stock.

                  (d) ACCREDITED INVESTOR. Such Investor is an "accredited investor" as defined in Rule 501(a) promulgated as part of Regulation D under the Securities Act.

                  (e) RULE 144. Such Investor understands that the Common Stock to be acquired from the Company hereunder must be held indefinitely unless such Common Stock is registered under the Securities Act or an exemption from registration is available. Such Investor acknowledges that such Person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("RULE 144"), and that such Investor has been advised that Rule 144 permits resales only under certain circumstances. Such Investor understands that to the extent that Rule 144 is not available, such Investor will be unable to sell any shares of Common Stock to be acquired by such Investor from the Company hereunder without either registration under the Securities Act or the existence of another exemption from such registration requirement.

                  (f) INFORMATION. In entering into this Agreement and the Registration Rights Agreement, such Investor has relied solely upon its own investigation and analysis of the Company as well as the representations and warranties contained herein and such Investor acknowledges that except as set forth hereunder none of the Company, its directors, officers, employees, Affiliates, controlling persons, agents or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to such Investor or its directors, officers, employees, Affiliates, controlling persons, agents or representatives.

                  (g) GENERAL. Such Investor understands that the Common Stock to be acquired from the Company hereunder is being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire such Common Stock.

                  (h) NON-AFFILIATE STATUS. Each Investor (other than Phoenix and Philip S. Sassower) represents that as of the date hereof and as of the Closing Date it is not an officer, director or beneficial owner of 10% or more of the Company's outstanding Common Stock, after giving effect to the shares issued on the Closing Date.

                                  ARTICLE III

                                    COVENANTS

            The Company covenants with each Investor as follows, which covenants are for the benefit of each Investor and its Permitted Assignees (as defined herein).

            Section 3.1 SECURITIES COMPLIANCE. The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation (including, without limitation, any rule or regulation of The Nasdaq National Market), for the legal and valid issuance of the Common Stock to be acquired by the Investors from the Company hereunder or subsequent holders.

            Section 3.2 REGISTRATION AND LISTING. So long as such Investor is the beneficial owner of the shares of Common Stock acquired from the Company hereunder, the Company will take all action necessary to cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, will comply with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act. So long as such Investor is the beneficial owner of the shares of Common Stock to be acquired from the Company hereunder, the Company will take all action necessary to continue the listing or trading of its Common Stock on The Nasdaq National Market or any relevant market or system, if applicable, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of The Nasdaq Stock Market, Inc.

            Section 3.3 REPORTING REQUIREMENTS. Upon request, the Company shall furnish the following to each Investor so long as such Investor is the beneficial owner of Common Stock to be acquired by such Investor from the Company hereunder:

                  (a) Quarterly Reports filed with the Commission on Form 10-Q as soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of the Company; and

                  (b) Annual Reports filed with the Commission on Form 10-K as soon as available, and in any event within 90 days after the end of each fiscal year of the Company.

            Section 3.4 OTHER AGREEMENTS. So long as such Investor is the beneficial owner of shares of Common Stock to be acquired by such Investor from the Company hereunder, and prior to 120 days following the effective date of the Registration Statement, the Company shall not, without the prior written consent of Phoenix, issue any Common Stock or any financial instruments convertible into shares of Common Stock, except under the terms of existing stock option, or employee stock purchase, plans.

            Section 3.5 CERTIFICATES OF SALE. Upon any sale by an Investor of the shares of Common Stock, the Company shall issue and deliver to such Investor (or holder) within three (3) days of the sale a new certificate or certificates for the number of shares of Common Stock which such Investor (or holder) has not yet elected to sell but which are evidenced in part by the certificate(s) submitted to the Company in connection with such sale.

            Section 3.6 REPLACEMENT CERTIFICATES. The certificate(s) representing the shares of Common Stock held by any Investor (or then holder) may be exchanged by such Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of shares, as reasonably requested by such Investor (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

            Section 3.7 EXPENSES. The Company shall pay promptly all fees and expenses incurred by Phoenix on behalf of the Investors in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement and the related agreements and documents and the transactions contemplated hereunder and thereunder (including the reasonable fees and expenses of Baer Marks & Upham LLP). At Closing, the Company shall pay any unpaid amounts due for such fees and expenses (which may include reasonable fees and expenses estimated to be incurred for completion of the transaction including post-closing matters). At or prior to Closing, the Company shall pay all unpaid fees and/or expenses payable to Phoenix in connection with the Commitment Letter.

            Section 3.8 SECURITIES COMP1IANCE. The Company shall notify the Commission and the NASD, in accordance with all applicable requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the shares of Common Stock issuable in connection with this Agreement and the Transaction Documents.

            Section 3.9 USE OF PROCEEDS. The Company agrees that the proceeds received by the Company from the sale of the shares of Common Stock hereunder shall be used as provided in Section 2.1(u) of this Agreement.

            Section 3.10 BOOKS AND RESERVES. From the date hereof until the second anniversary of the Closing (the "Termination Date"), the Company shall
(i) maintain, and cause its subsidiaries to maintain, at all times, true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with GAAP consistently applied and consistent with those applied in the preparation of the financial statements (to the extent same are consistent with GAAP), and (ii) by means of appropriate quarterly entries, reflect in its accounts and in all financial statements, proper liabilities and reserves for all taxes and proper reserves for depreciation, renewals and replacements, obsolescence and amortization of its properties and bad debts, all in accordance with GAAP consistently applied, as above described, and all subject to normal year end adjustments.

            Section 3.11 ORDINARY COURSE OF BUSINESS. The Company shall operate its business only in the ordinary course and will use its best efforts to preserve the Company's business, organization, goodwill and relationships with Persons having business dealings with them.

            Section 3.12 BOARD OF DIRECTORS. The Company shall use its best efforts to nominate and cause the election of Mr. Philip S. Sassower to serve on the Company's Board of Directors during the three year period commencing on the Closing Date. The Company represents, warrants and covenants that it has the authority to and ability to and shall increase the size of its Board of Directors, if necessary, to comply with the provisions of this Section.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

            Section 4.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF EACH PARTY. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment (or waiver by the Company and Phoenix) on or prior to the Closing Date of the following conditions: No United States or state authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of prohibiting the consummation of the transactions contemplated by this Agreement or restricting the operation of the business of the Company as conducted on the date hereof in a manner that would have a Material Adverse Effect.

            Section 4.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY. The obligations hereunder of the Company are subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.

                  (a) ACCURACY OF EACH INVESTOR'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Investor contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a specified date, which shall be true and correct in all material respects as of such date.

                  (b) PAYMENT OF PURCHASE PRICE. The Escrow Agent shall have delivered to the Company the Purchase Price for the Common Stock to be acquired by the Investors in accordance with Section 1.1 hereof.

                  (c) STANDSTILL AGREEMENT. At the Closing, Philip S. Sassower and Phoenix Enterprises LLC shall have executed and delivered a Standstill Agreement, dated as of the Closing Date, substantially in the form attached as EXHIBIT D hereto.

            Section 4.3 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE INVESTORS. The obligations hereunder of each Investor to effect the transactions contemplated by this Agreement are subject to the satisfaction or, by Phoenix on behalf of such Investors, waiver, at or before the Closing, of each of the conditions set forth below.

                  (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time, except for representations and warranties that are expressly made as of a specified date, which shall be true and correct in all material respects as of such date; PROVIDED, HOWEVER, that the representations and warranties already subject to a "materiality" qualifier shall be true and correct in all respects.

                  (b) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements, conditions and obligations required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing. The Investors shall have received at the Closing a certificate signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Sections 4.3(a) and (b) hereof.

                  (c) NO SUSPENSION, ETC. At any time prior to the Closing Date, the following events shall not have occurred and there shall not be a reasonable likelihood of an occurrence within a reasonable period of time: (i) trading in the Company's Common Stock on The Nasdaq National Market shall have been suspended by the Commission or The Nasdaq National Market, (ii) trading in securities generally as reported by The Nasdaq National Market shall have been suspended or limited, or minimum prices shall have been established on securities whose trades are reported by The Nasdaq National Market, (iii) a banking moratorium shall have been declared either by the United States or New York State authorities, or (iv) there shall have occurred any material adverse change in any financial market, in each case, in the reasonable judgment of Phoenix, makes it impracticable or inadvisable to purchase the Common Stock to be acquired from the Company hereunder.

                  (d) NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or Affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement.

                  (e) NECESSARY APPROVALS. All necessary waivers or consents to, approvals of and notices or filings as may be required to be obtained by the Company in connection with the performance of this Agreement or any of the transactions contemplated hereby, the failure of which would prevent the lawful consummation of the transactions contemplated hereby, shall have been obtained.

                  (f) OPINION OF COUNSEL, ETC. At the Closing, the Investors and Phoenix shall have received an opinion of counsel to the Company, dated as of the Closing Date, in the form of EXHIBIT E hereto, and such other certificates and documents as Phoenix shall reasonably require.

                  (g) RESOLUTIONS. The Board of Directors of the Company shall have adopted and approved resolutions with respect to this Agreement and the Transaction Documents and the transactions contemplated hereby, in the form attached hereto as EXHIBIT F (the "RESOLUTIONS").

                  (h) SECRETARY'S CERTIFICATE. The Company shall have delivered to Phoenix, on behalf of the Investors, a secretary's certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Articles and the Bylaws, each as in effect at such Closing, and (iii) the authority and incumbency of the officers of the Company executing this Agreement, the Registration Rights Agreement and the Warrants and any other Transaction Documents.

                  (i) CERTIFICATES. The Company shall have executed and delivered to the Escrow Agent, for release against the Purchase Price, stock certificates (in such denominations as the Investors shall request) representing the shares of Common Stock being purchased by the Investors hereunder and shall have executed and delivered to the Holders the Warrants.

                  (j) DUE DILIGENCE. Phoenix shall have been satisfied in its sole discretion with its due diligence investigation of the Company and its subsidiaries.

                  (k) NO MATERIAL ADVERSE CHANGE. In the sole judgment of Phoenix, no material adverse change shall have occurred. For the purposes of this agreement, "Material Adverse Change" shall mean any event which causes, or may reasonably be expected to cause, a material adverse change on the business, results of operations, assets or financial condition of the Company and its subsidiaries taken as a whole, and/or any condition, circumstance or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement or the other Transaction Documents.

                  (l) REFINANCING. The Company shall have entered into (i) a definitive loan agreement (the "BANK CREDIT AGREEMENT") with Congress Financial Corporation providing for loans to the Company of an aggregate of not less than $20 million for the purpose of refinancing the Company's indebtedness to Citizens Bank and providing working capital, (ii) a definitive loan agreement with SouthTrust Bank for $1,885,000 for the purpose of refinancing the mortgage on the Company's headquarters, and (iii) a definitive loan agreement with Citizens Bank providing for a term loan of $5 million, in each case in form and substance reasonably satisfactory to Phoenix, and such financings (or sufficient alternative financings) shall have been consummated on terms reasonably satisfactory to Phoenix.

                  (m) PHOENIX FEES. Phoenix shall have been paid in full for all fees and other amounts owed to it by the Company for which it has received an invoice, including all the Warrants.

                  (n) SHAREHOLDER APPROVAL. The Company shall have obtained shareholder approval of this Agreement and the transactions contemplated hereby in accordance with Delaware law and the applicable rules of The Nasdaq Stock Market.

                  (o) REGISTRATION RIGHTS AGREEMENT. The Company shall have executed and delivered the Registration Rights Agreement.

                  (p) FULL SUBSCRIPTION. The Escrow Agent shall have received the full Purchase Price of $2,499,999.95 in immediately available funds against delivery of the stock certificates representing the shares of Common Stock being purchased by the Investors hereunder.

                                   ARTICLE V

                                LEGEND AND STOCK

            Each certificate representing the Common Stock shall be stamped or otherwise imprinted with a legend substantially in the following form:

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, TRANSFERRED, PLEDGED, DISPOSED OF, OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

            The Company agrees to promptly reissue certificates representing the Common Stock without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Common Stock pursuant to Rule 144(k) under the Securities Act, (ii) such Common Stock is sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s)) are able to dispose of such shares publicly without registration under the Securities Act or (iii) such Common Stock is registered under the Securities Act.

            Prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, any Common Stock issued pursuant to exercise of the Warrants shall bear a legend in the same form as the legend on the Common Stock indicated above. Upon such Registration Statement becoming effective, the Company agrees to promptly, but no later than three (3) business days thereafter, issue new certificates representing such Common Stock without such legend. Any Common Stock issued pursuant to the exercise of the Warrants after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders.

                                   ARTICLE VI

                                   TERMINATION

            Section 6.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated by the written consent of the Company and Phoenix pursuant hereto.

            Section 6.2 OTHER TERMINATION. This Agreement may be terminated:

                  (a) By the Company or Phoenix if any court of governmental authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree or ruling or other action shall have become final and nonappealable;

                  (b) By Phoenix if any of the conditions set forth in Section
4.1 or 4.3 shall have become incapable of fulfillment and shall not have been waived by the Phoenix;

                  (c) By the Company if any of the conditions set forth in
Section 4.1 or 4.2 shall have become incapable of fulfillment and shall not have been waived by the Company; or

                  (d) By the Company or Phoenix if the Closing shall not have occurred on or prior to June 15, 2001; PROVIDED, HOWEVER, that the right to terminate under this subsection (d) shall not be available to a party if such party's failure to satisfy any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or prior to such date (unless such date is extended by mutual agreement of the parties).

            Section 6.3 EFFECT OF TERMINATION. In the event of termination by the Company or Phoenix, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated and the transactions contemplated hereby shall be abandoned without further action by either party. If this Agreement is terminated, this Agreement shall become void and of no further force and effect, except for Sections 8.1, 8.2(b), 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9 and 8.12, which shall survive indefinitely.

                                   ARTICLE VII

                                 INDEMNIFICATION

            Section 7.1 GENERAL INDEMNITY. The Company agrees to indemnify and hold harmless each Investor (and its directors, officers, Affiliates, agents, successors and assigns) from and against any and all actual losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements but excluding consequential damages) incurred by an Investor as a result of any breach of any of the representations and warranties or covenants made by the Company herein. Each Investor, severally and jointly, agrees to indemnify and hold harmless the Company and its directors, officers, Affiliates, agents, successors and assigns from and against any and all actual losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements but excluding consequential damages) incurred by the Company as result of any of the representations and warranties or covenants made by such Investor herein.

            Section 7.2 INDEMNIFICATION PROCEDURE. Any party entitled to indemnification under this Article VII (an "INDEMNIFIED PARTY") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VII. In case any action, proceeding or claim which is brought against an indemnified party with respect to which indemnification is sought hereunder, the indemnifying party shall be entitled to assume upon written notice delivered to the indemnified party within thirty (30) days of receipt of any indemnification notice the defense thereof with counsel reasonably satisfactory to the indemnified party. The indemnified party may not settle or otherwise compromise or pay such action or claim, without the consent of the indemnifying party which consent shall not be unreasonably withheld or delayed. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall at all times use reasonable efforts to keep the indemnified party reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent which consent shall not be unreasonably withheld or delayed. Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment with respect thereto which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability with respect to such claim. The indemnification required by this Article VII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

            Section 7.3 NON-EXCLUSIVE REMEDY. The Company and each of the Investor agree that the indemnity provisions hereunder shall be in addition to any and all liabilities that the Company may otherwise have. In addition, the amount collectible pursuant to this Article VII shall not be limited to the amount actually paid by the Investors to the Company pursuant to Article I.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            Section 8.1 STAMP TAXES; PLACEMENT AGENT FEES. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Common Stock pursuant hereto and the Warrant Shares issued upon exercise of the Warrants.

            Section 8.2 SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION

                  (a) The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the

Registration Rights Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the provisions of this Agreement or the Registration Rights Agreement in addition to any other remedy to which any of them may be entitled at law or in equity.

                  (b) Each of the Company and the Investors (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the Southern District of New York, and if the jurisdiction of such federal courts is not available, the state courts of New York, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Registration Rights Agreement and
(ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investors consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.2 shall affect or limit any right to serve process in any other manner permitted by law.

            Section 8.3 ENTIRE AGREEMENT; AMENDMENTS. This Agreement (including all schedules and exhibits hereto) contains the entire understanding of the parties with respect to the matters covered hereby, and supersedes all prior agreements with respect to the subject matter hereof. This Agreement may be amended only by written agreement between the parties hereto. Notwithstanding the foregoing, the Investors acknowledge and agree that the Company and Phoenix, without the consent of the Investors, may amend or supplement this Agreement, the Registration Rights Agreement or any other agreement in connection with the transactions contemplated hereby, to (i) cure any ambiguity, defect or inconsistency or (ii) make any change that would provide any additional rights or benefits to the Investors that do not materially and adversely affect the legal rights of the Investors hereunder.

            Section 8.4 NOTICES. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given or made (a) upon hand delivery, by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                        If to the Company:

                        JLM Industries, Inc.
                        8675 Hidden River Parkway
                        Tampa, Florida  33637
                        Attention:  John L. MacDonald
                        Telephone No.:  (813) 632-3300
                        Fax No.:  (813) 632-3315
                        with copies to:

                        Holland & Knight LLP
                        400 North Ashley Drive
                        Suite 2300
                        Tampa, Florida  33602
                        Attention:  Michael L. Jamieson, Esq.
                        Telephone No.:  (813) 227-8500
                        Fax No.:  (813) 229-0134

                        If to the Investors:

                        Phoenix Enterprises LLC
                        135 East 57th Street, 12th Floor
                        New York, New York 10022
                        Attention:  Philip S. Sassower
                        Telephone No.:  (212) 759-1909
                        Fax No.:  (212) 319-4970

                        and to the Investors at the addresses set forth on the counterpart execution pages of this Agreement.

                        with copies to:

                        Baer Marks & Upham LLP
                        805 Third Avenue
                        New York, New York  10022
                        Attention:  Jonathan J. Russo, Esq.
                        Telephone No.:  (212) 702-5714
                        Fax No.:  (212) 702-5941

            Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

            Section 8.5 WAIVERS. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            Section 8.6 HEADINGS. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

            Section 8.7 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Phoenix (which consent may be withheld for any reason in its sole discretion), except that the Company may assign this Agreement in connection with the sale of all or substantially all of its assets, provided that the Company is not released from any of its obligations hereunder, such assignee assumes all obligations of the Company hereunder, and appropriate adjustment of the provisions contained in this Agreement, the Registration Rights Agreement and the Warrants to place the Investors and the Holders in the same position as they would have been but for such assignment. Any Investor may assign this Agreement (in whole or in part) or any rights or obligations hereunder without the consent of the Company to any Person (a "Permitted Assign") in connection with any sale or transfer all or any portion of the Common Stock held by such Investor, provided that no Investor may assign this Agreement prior to the Closing Date without the Company's prior written consent except to an Affiliate or Affiliates of such Investor.

            Section 8.8 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

            Section 8.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

            Section 8.10 SURVIVAL. The representations and warranties of the Company and the Investors contained in Article II shall survive the execution and delivery hereof and the Closing until eighteen (18) months from the Closing Date, and the agreements and covenants set forth in Articles I, III, V, VII and VIII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

            Section 8.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered hereunder, it being understood that all parties need not sign the same counterpart.

            Section 8.12 PUBLICITY. The Company and Phoenix will agree upon the language of any press release or other written public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement prior to such agreement, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

            Section 8.13 SEVERABILITY. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

            Section 8.14 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of Phoenix or the Company, each of the Company and the Investors shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Registration Rights Agreement.

            Section 8.15 CERTAIN DEFINITIONS. For purposes of this Agreement, "Affiliate" means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control", when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled' have meanings correlative to the foregoing. "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

            Section 8.16 CONFIDENTIALITY. Each Investor acknowledges and agrees that any information or data it has acquired or hereafter shall acquire pursuant to this Agreement or the Registration Rights Agreement from the Company was received and shall be received by such Investor in confidence except any such information or data which at the time of disclosure was in the public domain or was readily available through public sources other than as a result of any breach of the terms hereof or the Registration Rights Agreement or was known to the Investor prior to receipt from the Company or was obtained from a third party not in violation of any confidentiality, non-disclosure or similar obligations of such third party or the Investor (the "CONFIDENTIAL INFORMATION"). Except to the extent authorized by the Company or required by any federal or state law, rule or regulation or any decision or order of any court or regulatory authority, each Investor agrees that it will refrain from disclosing any such Confidential Information to any Person other than to any agent, attorneys, accountants, employees, officers and directors of the Investors (collectively, "AGENTS") who need to know such information in connection with the Investor's purchase of the Common Stock, and such other Persons who agree to be bound by the confidentiality provisions of this Agreement. Each Investor agrees not to use to the detriment of the Company or for the benefit of any other Person or Persons, or misuse in any way, any Confidential Information of the Company.

            Section 8.17 ACCEPTANCE OF INVESTMENT. Each Investor hereby acknowledges and agrees that at any time prior to the Closing Date Phoenix, in its sole discretion, reserves the right to (i) accept or reject any Investor's purchase of Shares in whole or in part or (ii) allot to any Investor a lesser number of Shares than the number of Shares set forth on the Investor's signature page attached hereto.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.


                                    JLM INDUSTRIES, INC.


                                    By:  /s/ Richard T. Dawson
                                       ---------------------------------
                                       Name:  Richard T. Dawson
                                       Title: Vice President

                               PURCHASE AGREEMENT
                           COUNTERPART EXECUTION PAGE


By signing below, the undersigned agrees to the terms of the Purchase Agreement and to purchase the number of Shares set forth below.

                                       INVESTOR:

                                       DARYL LEE SCOT LLC


Number of Shares being purchased:      By: /s/ Donald Tick
                                          --------------------------------------
                                          Name:  Donald Tick
  195,000                                 Title:  Partner
-------------------------------------
                                          Address:______________________________
                                                  ______________________________
                                                  ______________________________
                                          Facsimile:____________________________


     PLEASE COMPLETE THE FOLLOWING:

     1.    The exact name that your Shares are to
           be registered in (this is the name that
           will appear on your Share
           certificate(s)). You may use a nominee
           name if appropriate:                       __________________________

     2.    The relationship between the Investors
           of the Shares and the Registered Holder
           listed in response to item 1 above:        __________________________

     3.    The mailing address and facsimile          __________________________
           number of the Registered Holder listed __________________________ in response to item 1 above (if
           different from above):                     Facsimile:________________

     4.    (FOR UNITED STATES INVESTORS:) The
           Social Security Number or Tax
           Identification Number of the Registered
           Holder listed in the response to item 1
           above:                                     __________________________

                               PURCHASE AGREEMENT
                           COUNTERPART EXECUTION PAGE


By signing below, the undersigned agrees to the terms of the Purchase Agreement and to purchase the number of Shares set forth below.

                                       INVESTOR:

                                       GOREN BROTHERS LIMITED PARTNERSHIP


Number of Shares being purchased:      By: /s/ James Goren
                                          --------------------------------------
                                          Name:  James Goren
   195,000                                Title: Partner
-------------------------------------
                                          Address:______________________________
                                                  ______________________________
                                                  ______________________________
                                          Facsimile:____________________________


     PLEASE COMPLETE THE FOLLOWING:

     1.    The exact name that your Shares are to
           be registered in (this is the name that
           will appear on your Share
           certificate(s)). You may use a nominee
           name if appropriate:                       __________________________

     2.    The relationship between the Investors
           of the Shares and the Registered Holder
           listed in response to item 1 above:        __________________________

     3.    The mailing address and facsimile          __________________________
           number of the Registered Holder listed __________________________ in response to item 1 above (if
           different from above):                     Facsimile:________________

     4.    (FOR UNITED STATES INVESTORS:) The
           Social Security Number or Tax
           Identification Number of the Registered
           Holder listed in the response to item 1
           above:                                     __________________________

                               PURCHASE AGREEMENT
                           COUNTERPART EXECUTION PAGE


By signing below, the undersigned agrees to the terms of the Purchase Agreement and to purchase the number of Shares set forth below.

                                       INVESTOR:

                                       MICHAEL G. JESSELSON 4/8/71 TRUST


Number of Shares being purchased:      By: /s/ Claire Strauss
                                          --------------------------------------
                                          Name:  Claire Strauss
    195,000                               Title:  Trustee
-------------------------------------
                                          Address:______________________________
                                                  ______________________________
                                                  ______________________________
                                          Facsimile:____________________________


     PLEASE COMPLETE THE FOLLOWING:

     1.    The exact name that your Shares are to
           be registered in (this is the name that
           will appear on your Share
           certificate(s)). You may use a nominee
           name if appropriate:                       __________________________

     2.    The relationship between the Investors
           of the Shares and the Registered Holder
           listed in response to item 1 above:        __________________________

     3.    The mailing address and facsimile          __________________________
           number of the Registered Holder listed __________________________ in response to item 1 above (if
           different from above):                     Facsimile:________________

     4.    (FOR UNITED STATES INVESTORS:) The
           Social Security Number or Tax
           Identification Number of the Registered
           Holder listed in the response to item 1
           above:                                     __________________________

                               PURCHASE AGREEMENT
                           COUNTERPART EXECUTION PAGE


By signing below, the undersigned agrees to the terms of the Purchase Agreement and to purchase the number of Shares set forth below.

                                       INVESTOR:

                                       MARTIN D. GRUSS JLM GRAT


Number of Shares being purchased:      By: /s/ Martin Gruss
                                          --------------------------------------
                                          Name:  Martin Gruss
   195,000                                Title:  Trustee
-------------------------------------
                                          Address:______________________________
                                                  ______________________________
                                                  ______________________________

                                          Facsimile:____________________________


     PLEASE COMPLETE THE FOLLOWING:

     1.    The exact name that your Shares are to
           be registered in (this is the name that
           will appear on your Share
           certificate(s)). You may use a nominee
           name if appropriate:                       __________________________

     2.    The relationship between the Investors
           of the Shares and the Registered Holder
           listed in response to item 1 above:        __________________________

     3.    The mailing address and facsimile          __________________________
           number of the Registered Holder listed __________________________ in response to item 1 above (if
           different from above):                     Facsimile:________________

     4.    (FOR UNITED STATES INVESTORS:) The
           Social Security Number or Tax
           Identification Number of the Registered
           Holder listed in the response to item 1
           above:                                     __________________________

                               PURCHASE AGREEMENT
                           COUNTERPART EXECUTION PAGE


By signing below, the undersigned agrees to the terms of the Purchase Agreement and to purchase the number of Shares set forth below.


                                       INVESTOR:


Number of Shares being purchased:      By:  /s/ Martin Rosenman
                                          --------------------------------------
                                          Name:  Martin Rosenman
    195,000                               Title:
-------------------------------------
                                          Address:______________________________
                                                  ______________________________
                                                  ______________________________

                                          Facsimile:____________________________


     PLEASE COMPLETE THE FOLLOWING:

     1.    The exact name that your Shares are to
           be registered in (this is the name that
           will appear on your Share
           certificate(s)). You may use a nominee
           name if appropriate:                       __________________________

     2.    The relationship between the Investors
           of the Shares and the Registered Holder
           listed in response to item 1 above:        __________________________

     3.    The mailing address and facsimile          __________________________
           number of the Registered Holder listed __________________________ in response to item 1 above (if
           different from above):                     Facsimile:________________

     4.    (FOR UNITED STATES INVESTORS:) The
           Social Security Number or Tax
           Identification Number of the Registered
           Holder listed in the response to item 1
           above:                                     __________________________

                               PURCHASE AGREEMENT
                           COUNTERPART EXECUTION PAGE


By signing below, the undersigned agrees to the terms of the Purchase Agreement and to purchase the number of Shares set forth below.

                                       INVESTOR:

                                       PHILIP M. DAMASHEK


Number of Shares being purchased:      By:  /s/ Philip M. Damashek
                                          --------------------------------------
                                          Name:  Philip M. Damashek
    195,000                               Title:
-------------------------------------
                                          Address:______________________________
                                                  ______________________________
                                                  ______________________________

                                          Facsimile:____________________________


     PLEASE COMPLETE THE FOLLOWING:

     1.    The exact name that your Shares are to
           be registered in (this is the name that
           will appear on your Share
           certificate(s)). You may use a nominee
           name if appropriate:                       __________________________

     2.    The relationship between the Investors
           of the Shares and the Registered Holder
           listed in response to item 1 above:        __________________________

     3.    The mailing address and facsimile          __________________________
           number of the Registered Holder listed __________________________ in response to item 1 above (if
           different from above):                     Facsimile:________________

     4.    (FOR UNITED STATES INVESTORS:) The
           Social Security Number or Tax
           Identification Number of the Registered
           Holder listed in the response to item 1
           above:                                     __________________________

                               PURCHASE AGREEMENT
                           COUNTERPART EXECUTION PAGE


By signing below, the undersigned agrees to the terms of the Purchase Agreement and to purchase the number of Shares set forth below.

                                       INVESTOR:

                                       JAM CAPITAL ASSOC. LLC


Number of Shares being purchased:      By:  /s/ Leonard D. Pearlman
                                          --------------------------------------
                                          Name:  Leonard D. Pearlman
    110,000                               Title:  Manager
-------------------------------------
                                          Address:______________________________
                                                  ______________________________
                                                  ______________________________

                                          Facsimile:____________________________


     PLEASE COMPLETE THE FOLLOWING:

     1.    The exact name that your Shares are to
           be registered in (this is the name that
           will appear on your Share
           certificate(s)). You may use a nominee
           name if appropriate:                       __________________________

     2.    The relationship between the Investors
           of the Shares and the Registered Holder
           listed in response to item 1 above:        __________________________

     3.    The mailing address and facsimile          __________________________
           number of the Registered Holder listed __________________________ in response to item 1 above (if
           different from above):                     Facsimile:________________

     4.    (FOR UNITED STATES INVESTORS:) The
           Social Security Number or Tax
           Identification Number of the Registered
           Holder listed in the response to item 1
           above:                                     __________________________

                               PURCHASE AGREEMENT
                           COUNTERPART EXECUTION PAGE


By signing below, the undersigned agrees to the terms of the Purchase Agreement and to purchase the number of Shares set forth below.

                                       INVESTOR:

                                       SACHS INVESTING CO.


Number of Shares being purchased:      By: /s/ Marvin Sachs
                                          --------------------------------------
                                          Name:  Marvin Sachs
    110,000                               Title:  Partner
-------------------------------------
                                          Address:______________________________
                                                  ______________________________
                                                  ______________________________

                                          Facsimile:____________________________


     PLEASE COMPLETE THE FOLLOWING:

     1.    The exact name that your Shares are to
           be registered in (this is the name that
           will appear on your Share
           certificate(s)). You may use a nominee
           name if appropriate:                       __________________________

     2.    The relationship between the Investors
           of the Shares and the Registered Holder
           listed in response to item 1 above:        __________________________

     3.    The mailing address and facsimile          __________________________
           number of the Registered Holder listed __________________________ in response to item 1 above (if
           different from above):                     Facsimile:________________

     4.    (FOR UNITED STATES INVESTORS:) The
           Social Security Number or Tax
           Identification Number of the Registered
           Holder listed in the response to item 1
           above:                                     __________________________

                               PURCHASE AGREEMENT
                           COUNTERPART EXECUTION PAGE


By signing below, the undersigned agrees to the terms of the Purchase Agreement and to purchase the number of Shares set forth below.

                                       INVESTOR:

                                       STEVEN MITCHELL SACK


Number of Shares being purchased:      By:  /s/ Steven Mitchell Sack
                                          --------------------------------------
                                          Name:  Steven Mitchell Sack
    105,000                               Title:
-------------------------------------
                                          Address:______________________________
                                                  ______________________________
                                                  ______________________________

                                          Facsimile:____________________________


     PLEASE COMPLETE THE FOLLOWING:

     1.    The exact name that your Shares are to
           be registered in (this is the name that
           will appear on your Share
           certificate(s)). You may use a nominee
           name if appropriate:                       __________________________

     2.    The relationship between the Investors
           of the Shares and the Registered Holder
           listed in response to item 1 above:        __________________________

     3.    The mailing address and facsimile          __________________________
           number of the Registered Holder listed __________________________ in response to item 1 above (if
           different from above):                     Facsimile:________________

     4.    (FOR UNITED STATES INVESTORS:) The
           Social Security Number or Tax
           Identification Number of the Registered
           Holder listed in the response to item 1
           above:                                     __________________________

                               PURCHASE AGREEMENT
                           COUNTERPART EXECUTION PAGE


By signing below, the undersigned agrees to the terms of the Purchase Agreement and to purchase the number of Shares set forth below.

                                       INVESTOR:

                                       JAMES J. O'DONNELL


Number of Shares being purchased:      By:  /s/ James J. O'Donnell
                                          --------------------------------------
                                          Name:  James J. O'Donnell
    85,000                                Title:
-------------------------------------
                                          Address:______________________________
                                                  ______________________________
                                                  ______________________________

                                          Facsimile:____________________________


     PLEASE COMPLETE THE FOLLOWING:

     1.    The exact name that your Shares are to
           be registered in (this is the name that
           will appear on your Share
           certificate(s)). You may use a nominee
           name if appropriate:                       __________________________

     2.    The relationship between the Investors
           of the Shares and the Registered Holder
           listed in response to item 1 above:        __________________________

     3.    The mailing address and facsimile          __________________________
           number of the Registered Holder listed __________________________ in response to item 1 above (if
           different from above):                     Facsimile:________________

     4.    (FOR UNITED STATES INVESTORS:) The
           Social Security Number or Tax
           Identification Number of the Registered
           Holder listed in the response to item 1
           above:                                     __________________________

                               PURCHASE AGREEMENT
                           COUNTERPART EXECUTION PAGE


By signing below, the undersigned agrees to the terms of the Purchase Agreement and to purchase the number of Shares set forth below.

                                       INVESTOR:

                                       MOHAMMAD S. RAHMAN


Number of Shares being purchased:      By:  /s/ Mohammad S. Rahman
                                          --------------------------------------
                                          Name:  Mohammad S. Rahman
    75,000                                Title:  Trustee
-------------------------------------
                                          Address:______________________________
                                                  ______________________________
                                                  ______________________________

                                          Facsimile:____________________________


     PLEASE COMPLETE THE FOLLOWING:

     1.    The exact name that your Shares are to
           be registered in (this is the name that
           will appear on your Share
           certificate(s)). You may use a nominee
           name if appropriate:                       __________________________

     2.    The relationship between the Investors
           of the Shares and the Registered Holder
           listed in response to item 1 above:        __________________________

     3.    The mailing address and facsimile          __________________________
           number of the Registered Holder listed __________________________ in response to item 1 above (if
           different from above):                     Facsimile:________________

     4.    (FOR UNITED STATES INVESTORS:) The
           Social Security Number or Tax
           Identification Number of the Registered
           Holder listed in the response to item 1
           above:                                     __________________________

                               PURCHASE AGREEMENT
                           COUNTERPART EXECUTION PAGE


By signing below, the undersigned agrees to the terms of the Purchase Agreement and to purchase the number of Shares set forth below.

                                       INVESTOR:

                                       EURYCLEIA PARTNERS, L.P.


Number of Shares being purchased:      By:  /s/ Alexander P. Marchessini
                                          --------------------------------------
                                          Name: Marchessini & Company, General
                                                Part.
                                          Title:  Alexander P. Marchessini,
   75,000                                         Chairman
-------------------------------------
                                          Address:______________________________
                                                  ______________________________
                                                  ______________________________

                                          Facsimile:____________________________


     PLEASE COMPLETE THE FOLLOWING:

     1.    The exact name that your Shares are to
           be registered in (this is the name that
           will appear on your Share
           certificate(s)). You may use a nominee
           name if appropriate:                       __________________________

     2.    The relationship between the Investors
           of the Shares and the Registered Holder
           listed in response to item 1 above:        __________________________

     3.    The mailing address and facsimile          __________________________
           number of the Registered Holder listed __________________________ in response to item 1 above (if
           different from above):                     Facsimile:________________

     4.    (FOR UNITED STATES INVESTORS:) The
           Social Security Number or Tax
           Identification Number of the Registered
           Holder listed in the response to item 1
           above:                                     __________________________

                               PURCHASE AGREEMENT
                           COUNTERPART EXECUTION PAGE


By signing below, the undersigned agrees to the terms of the Purchase Agreement and to purchase the number of Shares set forth below.

                                       INVESTOR:

                                       RAVICH REVOCABLE TRUST


Number of Shares being purchased:      By: /s/ Jess Ravich
                                          --------------------------------------
                                          Name:  Jess Ravich
    75,000                                Title:  Trustee
-------------------------------------
                                          Address:______________________________
                                                  ______________________________
                                                  ______________________________
                                          Facsimile:____________________________


     PLEASE COMPLETE THE FOLLOWING:

     1.    The exact name that your Shares are to
           be registered in (this is the name that
           will appear on your Share
           certificate(s)). You may use a nominee
           name if appropriate:                       __________________________

     2.    The relationship between the Investors
           of the Shares and the Registered Holder
           listed in response to item 1 above:        __________________________

     3.    The mailing address and facsimile          __________________________
           number of the Registered Holder listed __________________________ in response to item 1 above (if
           different from above):                     Facsimile:________________

     4.    (FOR UNITED STATES INVESTORS:) The
           Social Security Number or Tax
           Identification Number of the Registered
           Holder listed in the response to item 1
           above:                                     __________________________

                               PURCHASE AGREEMENT
                           COUNTERPART EXECUTION PAGE


By signing below, the undersigned agrees to the terms of the Purchase Agreement and to purchase the number of Shares set forth below.

                                       INVESTOR:

                                       ROBERT OPPENHEIMER SASSOWER


Number of Shares being purchased:      By:  /s/ Robert Oppenheimer Sassower
                                          --------------------------------------
                                          Name:  Robert Oppenheimer Sassower
    74,729                                Title:
-------------------------------------
                                          Address:______________________________
                                                  ______________________________
                                                  ______________________________

                                          Facsimile:____________________________


     PLEASE COMPLETE THE FOLLOWING:

     1.    The exact name that your Shares are to
           be registered in (this is the name that
           will appear on your Share
           certificate(s)). You may use a nominee
           name if appropriate:                       __________________________

     2.    The relationship between the Investors
           of the Shares and the Registered Holder
           listed in response to item 1 above:        __________________________

     3.    The mailing address and facsimile          __________________________
           number of the Registered Holder listed __________________________ in response to item 1 above (if
           different from above):                     Facsimile:________________

     4.    (FOR UNITED STATES INVESTORS:) The
           Social Security Number or Tax
           Identification Number of the Registered
           Holder listed in the response to item 1
           above:                                     __________________________

                               PURCHASE AGREEMENT
                           COUNTERPART EXECUTION PAGE


By signing below, the undersigned agrees to the terms of the Purchase Agreement and to purchase the number of Shares set forth below.

                                       INVESTOR:

                                       MARK OPPENHEIMER SASSOWER


Number of Shares being purchased:      By:  /s/ Mark Oppenheimer Sassower
                                          --------------------------------------
                                          Name:  Mark Oppenheimer Sassower
    74,728                                Title:
-------------------------------------
                                          Address:______________________________
                                                  ______________________________
                                                  ______________________________

                                          Facsimile:____________________________


     PLEASE COMPLETE THE FOLLOWING:

     1.    The exact name that your Shares are to
           be registered in (this is the name that
           will appear on your Share
           certificate(s)). You may use a nominee
           name if appropriate:                       __________________________

     2.    The relationship between the Investors
           of the Shares and the Registered Holder
           listed in response to item 1 above:        __________________________

     3.    The mailing address and facsimile          __________________________
           number of the Registered Holder listed __________________________ in response to item 1 above (if
           different from above):                     Facsimile:________________

     4.    (FOR UNITED STATES INVESTORS:) The
           Social Security Number or Tax
           Identification Number of the Registered
           Holder listed in the response to item 1
           above:                                     __________________________

                               PURCHASE AGREEMENT
                           COUNTERPART EXECUTION PAGE


By signing below, the undersigned agrees to the terms of the Purchase Agreement and to purchase the number of Shares set forth below.

                                       INVESTOR:

                                       CAROLINE OPPENHEIMER SACK


Number of Shares being purchased:      By:  /s/ Caroline Oppenheimer Sack
                                          --------------------------------------
                                          Name:  Caroline Oppenheimer Sack
    74,728                                Title:
-------------------------------------
                                          Address:______________________________
                                                  ______________________________
                                                  ______________________________
                                          Facsimile:____________________________


     PLEASE COMPLETE THE FOLLOWING:

     1.    The exact name that your Shares are to
           be registered in (this is the name that
           will appear on your Share
           certificate(s)). You may use a nominee
           name if appropriate:                       __________________________

     2.    The relationship between the Investors
           of the Shares and the Registered Holder
           listed in response to item 1 above:        __________________________

     3.    The mailing address and facsimile          __________________________
           number of the Registered Holder listed __________________________ in response to item 1 above (if
           different from above):                     Facsimile:________________

     4.    (FOR UNITED STATES INVESTORS:) The
           Social Security Number or Tax
           Identification Number of the Registered
           Holder listed in the response to item 1
           above:                                     __________________________

                               PURCHASE AGREEMENT
                           COUNTERPART EXECUTION PAGE


By signing below, the undersigned agrees to the terms of the Purchase Agreement and to purchase the number of Shares set forth below.

                                       INVESTOR:

                                       EDWARD OPPENHEIMER SASSOWER


Number of Shares being purchased:      By:  /s/ Edward Oppenheimer Sassower
                                          --------------------------------------
                                          Name:  Edward Oppenheimer Sassower
    74,728                                Title:
-------------------------------------
                                          Address:______________________________
                                                  ______________________________
                                                  ______________________________
                                          Facsimile:____________________________


     PLEASE COMPLETE THE FOLLOWING:

     1.    The exact name that your Shares are to
           be registered in (this is the name that
           will appear on your Share
           certificate(s)). You may use a nominee
           name if appropriate:                       __________________________

     2.    The relationship between the Investors
           of the Shares and the Registered Holder
           listed in response to item 1 above:        __________________________

     3.    The mailing address and facsimile          __________________________
           number of the Registered Holder listed __________________________ in response to item 1 above (if
           different from above):                     Facsimile:________________

     4.    (FOR UNITED STATES INVESTORS:) The
           Social Security Number or Tax
           Identification Number of the Registered
           Holder listed in the response to item 1
           above:                                     __________________________

                               PURCHASE AGREEMENT
                           COUNTERPART EXECUTION PAGE


By signing below, the undersigned agrees to the terms of the Purchase Agreement and to purchase the number of Shares set forth below.

                                       INVESTOR:

                                       AUDREY GOLDEN LESSER


Number of Shares being purchased:      By:  /s/ Audrey Golden Lesser
                                          --------------------------------------
                                          Name:  Audrey Golden Lesser
     70,000                               Title:
-------------------------------------
                                          Address:______________________________
                                                  ______________________________
                                                  ______________________________
                                          Facsimile:____________________________


     PLEASE COMPLETE THE FOLLOWING:

     1.    The exact name that your Shares are to
           be registered in (this is the name that
           will appear on your Share
           certificate(s)). You may use a nominee
           name if appropriate:                       __________________________

     2.    The relationship between the Investors
           of the Shares and the Registered Holder
           listed in response to item 1 above:        __________________________

     3.    The mailing address and facsimile          __________________________
           number of the Registered Holder listed __________________________ in response to item 1 above (if
           different from above):                     Facsimile:________________

     4.    (FOR UNITED STATES INVESTORS:) The
           Social Security Number or Tax
           Identification Number of the Registered
           Holder listed in the response to item 1
           above:                                     __________________________

                                                                       EXHIBIT A


                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK
                                       OF
                              JLM INDUSTRIES, INC.


                             Expires _________, 2006


No.: W-__                                           Number of Shares: __________

Date of Issuance:  __________, 2001

      FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, JLM Industries, Inc., a Delaware corporation (together with its successors and assigns, the "ISSUER"), hereby certifies that Phoenix Enterprises LLC or its registered assigns is entitled to subscribe for and purchase, during the period specified in this Warrant, up to _________ shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and nonassessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 7 hereof.

      1. TERM. The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on the date of issuance of this Warrant and shall expire at 5:00 p.m., New York City time, on ________, 2006 (such period being the "TERM").

      2. METHOD OF EXERCISE PAYMENT; ISSUANCE OF NEW WARRANT; TRANSFER AND EXCHANGE.

            (a) TIME OF EXERCISE. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term.

            (b) METHOD OF EXERCISE. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder's election by (i) certified or official bank check or wire transfer of immediately available funds or (ii) surrender to the Issuer for cancellation of a portion of this Warrant representing that number of unissued shares of Warrant Stock which is equal to the quotient obtained by dividing (A) the product obtained by multiplying the Warrant Price by the number of shares of Warrant Stock being purchased upon such exercise by (B) the difference obtained by subtracting the Warrant Price from the Per Share Market Value as of the date of such exercise, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant. In any case where the consideration payable upon such exercise is being paid in whole or in part pursuant to the provisions of clause (ii) of this subsection (b), such exercise shall be accompanied by written notice from the Holder of this Warrant specifying the manner of payment thereof and containing a calculation showing the number of shares of Warrant Stock with respect to which rights are being surrendered thereunder and the net number of shares to be issued after giving effect to such surrender.

            (c) ISSUANCE OF STOCK CERTIFICATES. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the Holder of the shares of Warrant Stock so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof at the Issuer's expense within such time.

            (d) TRANSFERABILITY OF WARRANT. Subject to Section 2(e), this Warrant may be transferred by a Holder without the consent of the Company. If transferred pursuant to this paragraph and subject to the provisions of subsection (e) of this Section 2, this Warrant may be transferred on the books of the Issuer by the Holder hereof, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto). This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant hereto.

            (e)   COMPLIANCE WITH SECURITIES LAWS.

                  (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant or the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, pledge or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

                  (ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

            THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR JLM INDUSTRIES,

INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                  (iii) The restrictions imposed by this subsection (e) upon the transfer of this Warrant and the shares of Warrant Stock to be purchased upon exercise hereof shall terminate (A) when such securities shall have been effectively registered under the Securities Act, (B) upon the Issuer's receipt of an opinion of counsel, in form and substance reasonably satisfactory to the Issuer, addressed to the Issuer to the effect that such restrictions are no longer required to ensure compliance with the Securities Act and state securities laws or (C) upon the Issuer's receipt of other evidence reasonably satisfactory to the Issuer that such registration and qualification under state securities laws is not required. Whenever such restrictions shall cease and terminate as to any such securities, the Holder thereof shall be entitled to receive from the Issuer (or its transfer agent and registrar), without expense (other than applicable transfer taxes, if any), new Warrants (or, in the case of shares of Warrant Stock, new stock certificates) of like tenor not bearing the applicable legend required by paragraph (ii) above relating to the Securities Act and state securities laws.

            (f) CONTINUING RIGHTS OF HOLDER. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

      3.    STOCK FULLY PAID; RESERVATION AND LISTING OF SHARES; COVENANTS.

            (a) STOCK FULLY PAID. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

            (b) RESERVATION. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any Federal or state law before such shares may be so issued, the Issuer shall in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it shall, at its expense, list thereon, maintain and increase when necessary such listing of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder, and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant

Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer shall also so list on each securities exchange or market, and shall maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

            (c) COVENANTS. The Issuer shall not by any action including, without limitation, amending the Restated Certificate of Incorporation or the By-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Restated Certificate of Incorporation or By-laws of the Issuer in any manner that would adversely affect in any way the powers, preferences or relative participating, optional or other special rights of the Common Stock or which would adversely affect the rights of the Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

            (d) LOSS, THEFT, DESTRUCTION OF WARRANTS. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

            (e) RIGHTS AND OBLIGATIONS UNDER THE REGISTRATION RIGHTS AGREEMENT. The shares of Warrant Stock are entitled to the benefits and subject to the terms of the Registration Rights Agreement, in the form attached hereto as EXHIBIT A, between the Issuer and the Holders listed on the signature pages thereof, in the form attached hereto as EXHIBIT A (as amended from time to time, the "REGISTRATION RIGHTS AGREEMENT"). The Issuer shall keep or cause to be kept a copy of the Registration Rights Agreement, and any amendments thereto, at its chief executive office and shall furnish, without charge, copies thereof to the Holder upon request.

      4. ADJUSTMENT OF WARRANT PRICE AND WARRANT SHARE NUMBER. The number and kind of Securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

            (a) RECAPITALIZATION; REORGANIZATION; RECLASSIFICATION; CONSOLIDATION; MERGER OR SALE.

                  (i) In case the Issuer after the Original Issue Date shall do any of the following (each, a "TRIGGERING EVENT"): (a) consolidate with or merge into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer, sell or otherwise dispose all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled (x) upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, or is redeemed in connection with such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments and increases (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in Section 4 hereof or (y) to sell this Warrant (or, at such Holder's election, a portion hereof) concurrently with the Triggering Event to the Person continuing after or surviving such Triggering Event, or to the Issuer (if Issuer is the continuing or surviving Person) at a sales price equal to the amount of cash, property and/or Securities to which a holder of the number of shares of Common Stock which would otherwise have been delivered upon the exercise of this Warrant would have been entitled upon the effective date or closing of any such Triggering Event (the "EVENT CONSIDERATION"), less the amount or portion of such Event Consideration having a fair value equal to the aggregate Warrant Price applicable to this Warrant or the portion hereof so sold.

                  (ii) Notwithstanding anything contained in this Warrant to the contrary, the Issuer will not effect any Triggering Event unless, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such shares of Securities, cash or property as, in accordance with the foregoing provisions of this subsection
(a), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

                  (iii) If with respect to any Triggering Event, the Holder of this Warrant has exercised its right as provided in clause (y) of subparagraph
(i) of this subsection (a) to sell this Warrant or a portion thereof, the Issuer agrees that as a condition to the consummation of any such Triggering Event the Issuer shall secure such right of Holder to sell this Warrant to the Person continuing after or surviving such Triggering Event and the Issuer shall not effect any such Triggering Event unless upon or prior to the consummation thereof the amounts of cash, property and/or Securities required under such clause (y) are delivered to the Holder of this Warrant. The obligation of the Issuer to secure such right of the Holder to sell this Warrant shall be subject to such Holder's reasonable cooperation with the Issuer, including, without limitation, the giving of customary representations and warranties to the purchaser in connection with any such sale. Prior notice of any Triggering Event shall be given to the Holder of this Warrant in accordance with Section 11 hereof.

            (b) SUBDIVISION OR COMBINATION OF SHARES. If the Issuer, at any time while this Warrant is outstanding, shall subdivide or combine any shares of Common Stock, (i) in case of subdivision of shares, the Warrant Price shall be proportionately reduced (as at the effective date of such subdivision or, if the Issuer shall take a record of Holders of its Common Stock for the purpose of so subdividing, as at the applicable record date, whichever is earlier) to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, or (ii) in the case of a combination of shares, the Warrant Price shall be proportionately increased (as at the effective date of such combination or, if the Issuer shall take a record of Holders of its Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier) to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination.

            (c) CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Issuer, at any time while this Warrant is outstanding, shall:

                  (i) STOCK DIVIDENDS. Pay a dividend in, or make any other distribution to its stockholders of, shares of Common Stock, the Warrant Price shall be adjusted, as at the date the Issuer shall take a record of the Holders of the Issuer's Capital Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Warrant Price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution), by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and
(2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Issuer paid cash for fractional shares, the number of additional shares which would have been outstanding had the Issuer issued fractional shares in connection with said dividends); or

                  (ii) OTHER DIVIDENDS. Pay a dividend on, or make any distribution of its assets upon or with respect to (including, but not limited to, a distribution of its property as a dividend in liquidation or partial liquidation or by way of return of capital), the Common Stock (other than as described in clause (i) of this subsection (c)), or in the event that the Company shall offer options or rights to subscribe for shares of Common Stock, or issue any Common Stock Equivalents, to all of its holders of Common Stock, then on the record date for such payment, distribution or offer or, in the absence of a record date, on the date of such payment, distribution or offer, the Holder shall receive what the Holder would have received had it exercised this Warrant in full immediately prior to the record date of such payment, distribution or offer or, in the absence of a record date, immediately prior to the date of such payment, distribution or offer.

            (d) ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. If the Issuer, at any time while this Warrant is outstanding, shall issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Warrant Price then in effect by a fraction:

                  (i) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Warrant Price then in effect, and

                  (ii) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock.

The provisions of this subsection (d) shall not apply under any of the circumstances for which an adjustment is provided in subsection (a), (b) or (c) of this Section 4. No adjustment of the Warrant Price shall be made under this subsection (d) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to any Common Stock Equivalent if upon the issuance of such Common Stock Equivalent (x) any adjustment shall have been made pursuant to subsection (e) of this Section 4 or (Y) no adjustment was required pursuant to subsection (e) of this Section 4. No adjustment of the Warrant Price shall be made under this subsection (d) in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment, if any, which together with any adjustments so carried forward shall amount to $.01 per share or more, provided that upon any adjustment of the Warrant Price as a result of any dividend or distribution payable in Common Stock or Convertible Securities or the reclassification, subdivision or combination of Common Stock into a greater or smaller number of shares, the foregoing figure of $.01 per share (or such figure as last adjusted) shall be adjusted (to the nearest one-half cent) in proportion to the adjustment in the Warrant Price.

            (e) ISSUANCE OF COMMON STOCK EQUIVALENTS. If the Issuer, at any time while this Warrant is outstanding, shall issue any Common Stock Equivalent and the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent shall be less than the Warrant Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the Warrant Price in effect at the time of such amendment, then the Warrant Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (d) of this Section 4 on the basis that (1) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Issuer shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent, and (2) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received or receivable by the Issuer for the issuance of such Additional Shares of Common Stock pursuant to such Common Stock Equivalent. No adjustment of the Warrant Price shall be made under this subsection (e) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Warrant Price then in effect upon the issuance of such warrants or other rights pursuant to this subsection (e).

            (f) PURCHASE OF COMMON STOCK BY THE ISSUER. If the Issuer at any time while this Warrant is outstanding shall, directly or indirectly through a Subsidiary or otherwise, purchase, redeem or otherwise acquire any shares of Common Stock at a price per share greater than the Per Share Market Value then in effect, then the Warrant Price upon each such purchase, redemption or acquisition shall be adjusted to that price determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such purchase, redemption or acquisition minus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Common Stock so purchased, redeemed or acquired would purchase at the Per Share Market Value; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such purchase, redemption or acquisition. For the purposes of this subsection (f), the date as of which the Per Share Market Value shall be computed shall be the earlier of (x) the date on which the Issuer shall enter into a firm contract for the purchase, redemption or acquisition of such Common Stock, or (y) the date of actual purchase, redemption or acquisition of such Common Stock. For the purposes of this subsection (f), a purchase, redemption or acquisition of a Common Stock Equivalent shall be deemed to be a purchase of the underlying Common Stock, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange of such Common Stock Equivalent on the date as of which such computation is required hereby to be made, whether or not such Common Stock Equivalent is actually exercisable, convertible or exchangeable on such date.

            (g) OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION 4. The following provisions shall be applicable to the making of adjustments in the Warrant Price hereinbefore provided in Section 4:

                  (i) COMPUTATION OF CONSIDERATION. The consideration received by the Issuer shall be deemed to be the following: to the extent that any Additional Shares of Common Stock or any Common Stock Equivalents shall be issued for a cash consideration, the consideration received by the Issuer therefor, or if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions, or expenses paid or incurred by the Issuer for or in connection with the underwriting thereof or otherwise in connection with the issue thereof; to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair market value of such consideration at the, time of such issuance as determined in good faith by the Board. The consideration for any Additional Shares of Common Stock issuable pursuant to any Common Stock Equivalents shall be the consideration received by the Issuer for issuing such Common Stock Equivalents, plus the additional consideration payable to the Issuer upon the exercise, conversion or exchange of such Common Stock Equivalents. In case of the issuance at any time of any Additional Shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividend upon any class of Capital Stock of the Issuer other than Common Stock, the Issuer shall be deemed to have received for such Additional Shares of Common Stock or Common Stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied. In any case in which the consideration to be received or paid shall be other than cash, the Board shall notify the Holder of this Warrant of its determination of the fair market value of such consideration prior to payment or accepting receipt thereof. If, within thirty days after receipt of said notice, the Majority Holders shall notify the Board in writing of their objection to such determination, a determination of the fair market value of such consideration shall be made by an Independent Appraiser selected by the Majority Holders with the approval of the Board (which approval shall not be unreasonably withheld), whose fees and expenses shall be paid by the Issuer.

                  (ii) READJUSTMENT OF WARRANT PRICE. Upon the expiration or termination of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Warrant Price, if such Common Stock Equivalent shall not have been converted, exercised or exchanged in its entirety, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Warrant Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Warrant Price made pursuant to the provisions of this Section 4 after the issuance of such Common Stock Equivalent) had the adjustment of the Warrant Price been made in accordance with the issuance or sale of the number of Additional Shares of Common Stock actually issued upon conversion, exchange or issuance of such Common Stock Equivalent and thereupon only the number of Additional Shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Issuer (computed as in clause (i) of this subsection (g)) shall be deemed to have been received by the Issuer.

                  (iii) OUTSTANDING COMMON STOCK. The number of shares of Common Stock at any time outstanding shall (A) not include any shares thereof then directly or indirectly owned or held by or for the account of the Issuer or any of its Subsidiaries, and (B) be deemed to include all shares of Common Stock then issuable upon conversion, exercise or exchange of any then outstanding Common Stock Equivalents or any other evidences of indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for shares of Common Stock or Other Common Stock.

            (h) OTHER ACTION AFFECTING COMMON STOCK. In case after the Original Issue Date the Issuer shall take any action affecting its Common Stock, other than an action described in any of the foregoing subsections (a) through (g) of this Section 4, inclusive, and the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principle of this Section 4, then the Warrant Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

            (i) ADJUSTMENT OF WARRANT SHARE NUMBER. Upon each adjustment in the Warrant Price pursuant to any of the foregoing provisions of this Section 4, the Warrant Share Number shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying the Warrant Share Number immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately before giving effect to such adjustment and the denominator of which shall be the Warrant Price immediately after giving effect to such adjustment. If the Issuer shall be in default under any provision contained in Section 3 of this Warrant so that shares issued at the Warrant Price adjusted in accordance with this Section 4 would not be validly issued, the adjustment of the Warrant Share Number provided for in the foregoing sentence shall nonetheless be made and the Holder of this Warrant shall be entitled to purchase such greater number of shares at the lowest price at which such shares may then be validly issued under applicable law. Such exercise shall not constitute a waiver of any claim arising against the Issuer by reason of its default under Section 3 of this Warrant.

            (j) FORM OF WARRANT AFTER ADJUSTMENTS. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

      5. NOTICE OF ADJUSTMENTS. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an "ADJUSTMENT"), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), the calculations made in connection therewith and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to one of the national or regional accounting firms selected by the

Holder, provided that the Issuer shall have ten days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The fees and expenses of such accounting firm shall be paid by the Issuer.

      6. FRACTIONAL SHARES. No fractional shares of Warrant Stock will be issued in connection with and exercise hereof, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect.

      7. DEFINITIONS. For the purposes of this Warrant, the following terms have the following meanings:

            "ADDITIONAL SHARES OF COMMON STOCK" means all shares of Common Stock issued by the Issuer after the Original Issue Date, and all shares of Other Common, if any, issued by the Issuer after the Original Issue Date, except the Warrant Stock, Common Stock reserved for issuance upon exercise of existing stock options issued under any employee incentive stock option, and Common Stock issued upon exercise of options and warrants authorized by the Board prior to the Closing Date.

            "BOARD" shall mean the Board of Directors of the Issuer.

            "CAPITAL STOCK" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

            "RESTATED CERTIFICATE OF INCORPORATION" means the Restated Certificate of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

             "COMMON STOCK" means the Common Stock, $.01 par value, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

            "COMMON STOCK EQUIVALENT" means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

            "CONVERTIBLE SECURITIES" means evidences of indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for

Additional Shares of Common Stock. The term "Convertible Security" means one of the Convertible Securities.

            "GOVERNMENTAL AUTHORITY" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether Federal, state or local, and whether domestic or foreign.

            "HOLDERS" mean the Persons who shall from time to time own any Warrant. The term "Holder" means one of the Holders.

            "INDEPENDENT APPRAISER" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may not include the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

            "ISSUER" means JLM Industries, Inc., a Delaware corporation, and its successors.

            "MAJORITY HOLDERS" means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

            "ORIGINAL ISSUE DATE" means _______________, 2001.

            "OTHER COMMON STOCK" means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

            "OTC BULLETIN BOARD" means the over-the-counter electronic bulletin board.

            "PERSON" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

            "PER SHARE MARKET VALUE" means on any particular date (a) the last sales price per share of the Common Stock on such date the Nasdaq National Market or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest proceeding such date, or (b) if the Common Stock is not listed then on The Nasdaq National Market or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (d) if the Common Stock is not then publicly traded, the fair market value of a share of Common Stock as determined by an Independent Appraiser selected in good faith by the Majority Holders; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The Issuer shall pay all costs and expenses of each Independent Appraiser. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by Federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

            "PURCHASE AGREEMENT" means the Purchase Agreement dated as of May ___, 2001, by and among the Issuer and the Investors party hereto.

            "REGISTRATION RIGHTS AGREEMENT" has the meaning specified in Section 3(e) hereof.

            "SECURITIES" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

            "SECURITY" means one of the Securities.

            "SUBSIDIARY" means any corporation a majority of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

            "TRADING DAY" means (a) a day on which the Common Stock is traded on The Nasdaq National Market as reported by Bloomberg L.P., or (b) if the Common Stock is not listed on The Nasdaq National Market, a day on which the Common Stock is traded on any other registered national stock exchange, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

            "TERM" has the meaning specified in Section 1 hereof.

            "VOTING STOCK", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

            "WARRANT PRICE" means $____ per share, provided, however, that if the Registration Statement (as defined in the Registration Rights Agreement) is not declared effective within one hundred twenty (180) days after the Closing Date, the Warrant Price shall be reduced by 1.5% and by an additional 1.5% for each thirty day period thereafter until the Registration Statement has been declared effective, which shall be pro rated for such periods less than thirty
(30) days.

            "WARRANT SHARE NUMBER" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

            "WARRANT STOCK" means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

            "WARRANTS" means the Warrants issued pursuant to the Purchase Agreement and the Commitment Letter dated April 11, 2001 between the Issuer and Phoenix Enterprises LLC, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

      8.    OTHER NOTICES. In case at any time:

                          (A) the Issuer shall make any distributions to the
holders of Common Stock; or

                          (B) the Issuer shall authorize the granting to all
holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or of any Common Stock Equivalents or Convertible Securities or other rights; or

                          (C) there shall be any reclassification of the Capital
Stock of the Issuer; or

                          (D) there shall be any capital reorganization by the
Issuer; or

                          (E) there shall be any (i) consolidation or merger
involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

                          (F) there shall be a voluntary or involuntary
dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty days prior to the action in question and not less than twenty days prior to the record date or the date on which the Issuer's transfer books are closed in respect thereto. The Issuer shall give to the Holder notice of all meetings and actions by written consent of its stockholders, at the same time in the same manner as notice of any meetings of stockholders is required to be given to stockholders who do not waive such notice (or, if such requires no notice, then two Trading Days written notice thereof describing the matters upon which action is to be taken). The Holder shall have the right to send two representatives selected by it to each meeting, who shall be permitted to attend, but not vote at, such meeting and any adjournments thereof. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.

      9. AMENDMENT AND WAIVER. Except as provided in Section 8.3 of the Purchase Agreement, any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 9 without the consent of the Holder of this Warrant.

      10. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

      11. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., New York City time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., New York City time, on any date and earlier than 11:59 p.m., New York City time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

            JLM Industries, Inc.
            8675 Hidden River Parkway
            Tampa, FL 33637
            Attn:  Michael E. Hayes
            Telephone Number:  (813) 632-3300
            Fax: (813) 632-3315

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Issuer shall be sent to Holland & Knight LLP, Attn: Michael L. Jamieson, Esq., Facsimile no.: (813) 229-0134. Copies of notices to the Holder shall be sent to Baer Marks & Upham LLP, 805 Third Avenue, New York, New York 10022, Attention: Jonathan J. Russo, Esq., Facsimile no.: (212) 702-5941.

      12. WARRANT AGENT. The Issuer shall, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

      13. REMEDIES. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      14. SUCCESSORS AND ASSIGNS. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

      15. MODIFICATION AND SEVERABILITY. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

      16. HEADINGS. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

      IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.

                                    JLM INDUSTRIES, INC.


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                  EXERCISE FORM


JLM INDUSTRIES, INC.

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of ___________________ covered by the within Warrant.

Dated:                                       Signature:_________________________

                                             Address:___________________________
                                                     ___________________________


                                   ASSIGNMENT


FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:                                       Signature:_________________________

                                             Address:___________________________
                                                     ___________________________


                               PARTIAL ASSIGNMENT


FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:                                       Signature:_________________________

                                             Address:___________________________
                                                     ___________________________

                           FOR USE BY THE ISSUER ONLY:


This Warrant No. W-_____ cancelled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

                                                                       EXHIBIT B

                                ESCROW AGREEMENT


            ESCROW AGREEMENT (the "ESCROW AGREEMENT") made as of the __ day of May, 2001, by and among JLM Industries, Inc., a Delaware corporation, with offices at 8675 Hidden River Parkway, Tampa, Florida 33637 (the "COMPANY"), each of the investors listed on the signature pages hereto (each an "Investor" and collectively the "INVESTORS"), and Baer Marks & Upham LLP, a New York limited liability partnership with offices at 805 Third Avenue, 20th Floor, New York, New York 10022, as escrow agent (the "ESCROW AGENT").


                                   WITNESSETH:


            WHEREAS, the Company desires to raise capital in connection with its refinancing;

            WHEREAS, the Company has entered into a Purchase Agreement (the "PURCHASE AGREEMENT") with the Investors of even date herewith;

            WHEREAS, pursuant to the Purchase Agreement, the Company and the Investors have agreed that (i) the Company shall issue and sell to the Investors an aggregate of 2,173,913 shares (the "SHARES") of the Company's common stock, $0.01 par value per share (the "COMMON STOCK"), for an aggregate purchase price of $2,499,999.95 (the "TOTAL PURCHASE PRICE") and (ii) the Company shall issue warrants to purchase up to 675,000 shares of Common Stock (the "Warrants") to Phoenix and/or its designees; and

            WHEREAS, the Purchase Agreement contemplates that the Purchase Price to be paid for the Shares and the Certificates (as defined below) shall be placed into escrow and shall be held in escrow prior to the Closing Date (as defined in the Purchase Agreement) and the Escrow Agent has agreed to receive, hold and pay such funds to the Company against delivery to the Investors of certificates representing the Shares purchased by the Investors (the "CERTIFICATES") and delivery to the Holders of a warrant certificate representing the Warrants issued to the Holders, upon the terms and subject to the conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Escrow Agreement hereby agree as follows:

            1. DEFINED TERMS. Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the Purchase Agreement.

            2. ESCROW OF FUNDS. Pursuant to the terms of the Purchase Agreement and the terms hereof, on or prior to the Closing Date, each Investor shall remit to the Escrow Agent in the account set forth on SCHEDULE 1 attached hereto by wire transfer in immediately available funds or certified or official bank check, an amount equal to $1.15 multiplied by the number of shares being purchased by such Investor pursuant to the Purchase Agreement (with respect to each Investor the "ESCROW AMOUNT" and, collectively, the Total Purchase Price). The Escrow

Agent shall hold the Escrow Amount and the Total Purchase Price, as the case may be, in escrow in accordance with the terms and conditions of this Escrow Agreement.

            3. INVESTMENT OF FUNDS. The Escrow Agent shall invest the monies held in escrow in an interest bearing bank account with, or certificates of deposit or time deposits with maturities of no more than thirty (30) days, issued by a domestic commercial bank or such other bank or other financial institution as it normally holds such funds. The disbursement of the interest shall be governed by Section 4 hereof.

            4. RELEASE OF FUNDS. (a) The Escrow Agent shall release the Total Purchase Price or any portion thereof upon receipt, at any time, of joint written instructions from the Company and Phoenix directing the manner in which the distribution of the funds held in escrow is to be made.

                  (b) Immediately following notification to the Escrow Agent in writing by Phoenix that the Closing has occurred pursuant to the terms of the Purchase Agreement, the Escrow Agent shall pay the Total Purchase Price to the Company and shall deliver the Certificates to the Investors, plus any interest earned on the Escrow Amount.

                  (c) If no Closing occurs prior to 11:59 p.m. New York City time on June 15, 2001 and the Escrow Agent does not receive joint written instructions of the Company and the Phoenix regarding an extension of such date, the Escrow Agent shall return the Escrow Amount plus the interest earned thereon to each Investor.

                  (d) Any interest earned on the Escrow Amount shall be paid to the party receiving the Escrow Amount.

            5. FURTHER ASSURANCES. The Company and the Investors agree to do such further acts and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Escrow Agent from time to time may reasonably request in connection with the administration, maintenance, enforcement or adjudication of this Escrow Agreement in order (a) to give the Escrow Agent confirmation and assurance of the Escrow Agent's rights, powers, privileges, remedies and interests under this Escrow Agreement and applicable law, (b) to better enable the Escrow Agent to exercise any such right, power, privilege, remedy or interest, or (c) to otherwise effectuate the purpose and the terms and provisions of this Escrow Agreement, each in such form and substance as may be reasonably acceptable to the Escrow Agent.

            6. CONFLICTING DEMANDS. If conflicting or adverse claims or demands are made or notices served upon the Escrow Agent with respect to the escrow provided for herein, the Company and the Investors agree that the Escrow Agent may refuse to comply with any such claim or demand and withhold and stop all further performance of this escrow so long as such disagreement shall continue. In so doing, the Escrow Agent shall not be or become liable for damages, losses, costs, expenses or interest to any party or any other person for its failure to comply with such conflicting or adverse demands. The Escrow Agent shall be entitled to continue to so refrain and refuse to so act until such conflicting claims or demands shall have been finally determined by a court or arbitrator of competent jurisdiction or shall have been settled by agreement of the parties to such controversy, in which case the Escrow Agent shall be notified thereof in a notice signed by such parties. The Escrow Agent may also elect to commence an interpleader or other action for declaratory judgment for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court all funds and securities held hereunder pursuant to this Escrow Agreement; and if it so commences and deposits, the Escrow Agent shall be relieved and discharged from any further duties and obligations under this Escrow Agreement.

            7. EXPENSES OF THE ESCROW AGENT. The Company agrees to promptly pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Escrow Agent in connection with this Escrow Agreement, the administration and holding of the Escrow Amount and the investment of such funds, and the enforcement, protection and adjudication of the Escrow Agent's rights hereunder by the Escrow Agent. The Company shall be liable to the Escrow Agent for any expenses payable by the Escrow Agent.

            8. RELIANCE ON DOCUMENTS AND EXPERTS. The Escrow Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which to the extent permitted hereunder may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including itself or counsel for any party hereto), independent public accountants and other experts selected by the Escrow Agent and mutually acceptable to each of the Company and Phoenix.

            9. STATUS OF THE ESCROW AGENT, ETC. The Escrow Agent is acting under this Escrow Agreement as a stakeholder only. No term or provision of this Escrow Agreement is intended to create, nor shall any such term or provision be deemed to have created, any joint venture, partnership or attorney-client relationship between or among the Escrow Agent and the Company or the Investors. Notwithstanding anything contained herein to the contrary, the Company and the Investors expressly acknowledge that Baer Marks & Upham LLP is presently serving as counsel to Phoenix Enterprises LLC. Accordingly, the parties expressly acknowledge and agree that neither the Escrow Agent's services as Escrow Agent hereunder nor any provision hereof, either express or implied, shall restrict or inhibit the Escrow Agent in any way from representing the Investors or any of their affiliates in any action, dispute, controversy, arbitration, suit or negotiation arising under (i) the Purchase Agreement, any other agreement or transaction contemplated thereunder, including this Escrow Agreement or (ii) under any other agreement or in any other manner or context whatsoever, regardless of whether involving the Investors or their affiliates, directly or indirectly. The Investors hereby waive any conflict of interest and irrevocably authorize and direct the Escrow Agent to carry out the terms and provisions of this Escrow Agreement fairly as to all parties, without regard to any such representation and irrespective of the impact upon the Investors. The Escrow Agent's only duties are those expressly set forth in this Escrow Agreement, and each of the Company and the Investors authorize the Escrow Agent to perform those duties in accordance with its usual practices in holding funds of its own or those of other escrows. The Escrow Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Escrow Agreement and applicable law or perform any of its duties under this Escrow Agreement by or through its partners, employees, attorneys, agents or designees.

            10. DUTIES; EXCULPATION. (a) The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in the provisions of this Escrow Agreement and any amendments hereto.

                  (b) The Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall not incur any liability whatsoever for the investment or disposition of funds or the taking of any other action in accordance with the terms and provisions of this Escrow Agreement, or for any mistake or error in judgment, or for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Escrow Agreement), or for any act or omission of any other person selected with reasonable care and engaged by the Escrow Agent in connection with this Escrow Agreement (other than for such Escrow Agent's own acts or omissions breaching an express obligation owed under this Escrow Agreement and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a court or governmental authority having jurisdiction); and each of the Company and the Investors hereby waives any and all claims and actions whatsoever against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. Furthermore, the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall not incur any liability (other than for the Escrow Agent's own acts or omissions breaching an express obligation owed to the claimant under this Escrow Agreement and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a court or governmental authority having jurisdiction) for other acts and omissions arising out of or related directly or indirectly to this Escrow Agreement or the Total Purchase Price (or any portion thereof); and each of the Company and the Investors hereby expressly waives any and all claims and actions (other than those attributable to the Escrow Agent's own acts or omissions breaching an express obligation owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a court or governmental authority having jurisdiction) against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. The Escrow Agent's designees excludes the Investors for purposes hereof.

            11. INDEMNIFICATION. The Escrow Agent and its designees (excluding the Investors), and their respective partners, employees, attorneys and agents, shall be indemnified, reimbursed, held harmless and, at the request of the Escrow Agent, defended, by the Company from and against any and all claims, liabilities, losses and expenses (including, without imitation, the reasonable disbursements, expenses and fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Escrow Agreement or the Total Purchase Price (or any portion thereof), except such as are occasioned by the indemnified person's own acts and omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a court or governmental authority having jurisdiction.

            12. NOTICES. Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be sent by one of the following means to the addressee at the address set forth below (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually delivered to the addressee.

                  If to the Company:    JLM Industries, Inc.
                                        8675 Hidden River Parkway
                                        Tampa, Florida 33637
                                        Attention:  Michael E. Hayes
                                        Telephone No.: (813) 632-3312
                                        Fax No.: (813) 632-3315

                  with a copy to:       Holland & Knight LLP
                                        400 North Ashley Drive
                                        Suite 2300
                                        Tampa, Florida  33602
                                        Attention:  Michael L. Jamieson, Esq.
                                        Telephone No.:  (813) 227-8500
                                        Fax No.:  (813) 229-0134

                  If to the Investors:  Phoenix Enterprises LLC
                                        135 East 57th Street, 12th Floor
                                        New York, New York 10022
                                        Attention:  Philip S. Sassower
                                        Telephone No.:  (212) 759-1909
                                        Fax No.:  (212) 319-4970

                  with a copy to:       Baer Marks & Upham LLP
                                        805 Third Avenue
                                        New York, New York  10022
                                        Attention:  Jonathan J. Russo, Esq.
                                        Telephone No.:  (212) 702-5714
                                        Fax No.:  (212) 702-5941

            13. SECTION AND OTHER HEADINGS. The Section and other headings contained in this Escrow Agreement are for convenience only, shall not be deemed a part of this Escrow Agreement and shall not affect the meaning or interpretation of this Escrow Agreement.

            14. GOVERNING LAW. This Escrow Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of law. Each of the Company and the Investors (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of

New York for the purposes of any suit, action or proceeding arising out of or relating to this Escrow Agreement or the Purchase Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investors consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Escrow Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 15 shall affect or limit any right to serve process in any other manner permitted by law.

            15. COUNTERPARTS. This Escrow Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts shall together constitute one and the same agreement.

            16. RESIGNATION OF ESCROW AGENT. The Escrow Agent may, at any time, at its option, elect to resign its duties as Escrow Agent under this Escrow Agreement by providing notice thereof to each of the Company and the Investors. In such event, the Escrow Agent shall deposit the Total Purchase Price (or any portion thereof) with a successor independent escrow agent to be appointed by
(a) the Company and Phoenix within thirty (30) days following the receipt of notice of resignation from the Escrow Agent, or (b) the Escrow Agent if the Company and Phoenix shall have not agreed on a successor escrow agent within the aforesaid 30-day period, upon which appointment by the Escrow Agent and delivery of the Total Purchase Price the Escrow Agent shall be released of and from all liability under this Escrow Agreement.

            17. SUCCESSORS AND ASSIGNS; ASSIGNMENT. Whenever in this Escrow Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of each of the Company and the Investors in this Escrow Agreement shall inure to the benefit of any successor escrow agent hereunder.

            18. NO THIRD PARTY RIGHTS. The representations, warranties and other terms and provisions of this Escrow Agreement are for the exclusive benefit of the parties hereto, and no other person, including the creditors of the Company or the Investors, shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

            19. NO WAIVER BY ACTION, ETC. Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this Escrow Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Escrow Agreement in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such term or provision. No notice to or demand on either the Company or the Investors in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. All rights, powers, privileges, remedies and interests of the parties under this Escrow Agreement are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, privilege, remedy or interest of the parties under this Escrow Agreement or applicable law.

            20. MODIFICATION, AMENDMENT, ETC. Except as provided in Section 8.3 of the Purchase Agreement, each and every modification and amendment of this Escrow Agreement shall be in writing and signed by all of the parties hereto, and each and every waiver of, or consent to any departure from, any covenant, representation, warranty or other provision of this Escrow Agreement shall be in writing and signed by the party granting such waiver or consent.

            21. ENTIRE AGREEMENT. This Escrow Agreement contains the entire agreement of the parties with respect to the matters contained herein and supersedes all prior representations, agreements and understandings, oral or otherwise, among the parties with respect to the matters contained herein.

            IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date first written above.


                                    JLM INDUSTRIES, INC.


                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                    BAER MARKS & UPHAM LLP,
                                    as Escrow Agent


                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:

                                ESCROW AGREEMENT
                           COUNTERPART EXECUTION PAGE


            By signing below, the undersigned agrees to the terms of the Escrow Agreement.

                                       INVESTOR:

                                       _______________________________________


Number of Shares issued:               By:____________________________________
                                          Name:
____________________________              Title:

                                          Address:____________________________
                                                  ____________________________
                                                  ____________________________
                                          Facsimile:__________________________

                                                                      SCHEDULE 1



Chase Manhattan Bank
1211 Avenue of the Americas
New York, NY 10036-8890
Attention: Gloria Robinson

Account Name: Baer Marks & Upham LLP
              Attorney Trust Account

Account Number: 967-111188

ABA Routing Number: 021000021

                                                                       EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT


            THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of May __, 2001, by and among JLM Industries, Inc., a Delaware corporation (the "COMPANY"), each of the investors listed on the signature pages hereto as an investor (each an "INVESTOR" and collectively, the "INVESTORS") and each of the warrant holders listed on the signature page hereto as a warrant holder (each a "WARRANT HOLDER" and collectively, the "WARRANT HOLDERS").

            WHEREAS, the Company is issuing and selling to the Investors and the Investors are purchasing from the Company, pursuant to that certain Purchase Agreement, dated as of May __, 2001 (the "PURCHASE AGREEMENT"), by and among the Company and the Investors, an aggregate of 2,173,913 shares of the Company's Common Stock (as defined below) for an aggregate purchase price of $2,499,999.95;

            WHEREAS, the Company has also issued to the Warrant Holders warrants (the "WARRANTS") to purchase an aggregate of up to 675,000 shares of Common Stock (the "WARRANT SHARES");

            WHEREAS, the Company desires to grant registration rights as set forth herein with respect to the shares of Common Stock being purchased under the Purchase Agreement; and

            WHEREAS, the Company desires to grant registration rights as set forth herein with respect to the shares of Common Stock issuable upon exercise of the Warrants.

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, the Company, the Investors and the Warrant Holders hereby agree as follows:

            1. DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For purposes of this definition, "CONTROL," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "AFFILIATED," "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

                  "BLACKOUT PERIOD" shall have the meaning set forth in Section 3(n).

                  "BOARD" shall have the meaning set forth in Section 3(n).

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

                  "CLOSING" shall have the meaning set forth in the Purchase Agreement.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means the Company's Common Stock, par value $.01 per share.

                  "EFFECTIVENESS DATE" means the 180th day following the date of the Closing.

                  "EFFECTIVENESS PERIOD" shall have the meaning set forth in
Section 2.

                  "EVENT" shall have the meaning set forth in Section 8(e).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FILING DATE" means the 30th calendar day following the Closing Date.

                  "HOLDER" or "HOLDERS" means the holder or holders, as the case may be, from time to time of Registrable Securities.

                  "HOLDERS' REPRESENTATIVE" shall mean Phoenix Enterprises LLC.

                  "INDEMNIFIED PARTY" shall have the meaning set forth in
Section 6(c).

                  "INDEMNIFYING PARTY" shall have the meaning set forth in
Section 6(c).

                  "LOSSES" shall have the meaning set forth in Section 6(a).

                  "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                  "PROSPECTUS" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the

Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                  "REGISTRABLE SECURITIES" means (i) the Common Stock issued to the Investors pursuant to the Purchase Agreement, (ii) the shares of Common Stock issuable to the Warrant Holders upon exercise of the Warrants, and (iii) any other dividend or other distribution with respect to, conversion or exchange of, or in replacement of, the foregoing (i) and (ii).

                  "REGISTRATION STATEMENT" means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

                  "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "RULE 158" means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "RULE 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SPECIAL COUNSEL" means Baer Marks & Upham LLP, counsel to the Holders.

            2. REGISTRATION RIGHTS. The Company shall prepare and file with the Commission, on or prior to the Filing Date, a "shelf" registration statement covering all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. Such shelf registration statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate Form in accordance herewith).

            The Company shall (i) not permit any securities other than the Registrable Securities to be included in the Registration Statement and (ii) use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which all of the Registrable Securities may be sold without any restriction pursuant to Rule 144(k) or any successor provision as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the "EFFECTIVENESS PERIOD"). If the Company is notified orally or in writing by the Commission that the Commission has no comments with respect to the Registration Statement (the "COMMISSION NOTICE"), the Company shall use its best efforts to cause the Registration Statement to be declared effective no later than five (5) business days after receipt of the Commission Notice. If an additional Registration Statement is required to be filed because the actual number of shares of Common Stock into which the Warrants are exercisable exceeds the number of shares of Common Stock initially registered in respect of the Warrant Shares based upon the computation on the Closing Date or the Filing Date, the Company shall have twenty (20) Business Days to file such additional Registration Statement, and the Company shall use its best efforts to cause such additional Registration Statement to be declared effective by the Commission as soon as possible, but in no event later than thirty (30) days after filing.

            If, during the three (3) year period immediately following the Effectiveness Period, any of the Registrable Securities have not been sold pursuant to the shelf registration statement contemplated in the two preceding paragraphs and such Registrable Securities may not be sold without any restriction pursuant to the Securities Act or the rules and regulations promulgated thereunder (by virtue of the fact that such person may be deemed to be an "affiliate" of the Company), then Holders of a then majority in interest of outstanding Registrable Securities may exercise one (1) demand registration right with respect thereto by delivering to the Company a written notice (a "DEMAND REGISTRATION NOTICE") informing the Company of such exercise and specifying the number of Registrable Securities to be offered by such Holder. Upon receipt of a Demand Registration Notice, the Company will notify all other Holders of Registrable Securities and cause to be filed with the Commission as soon as reasonably practicable after receiving the Demand Registration Notice (but in no event later than thirty (30) days after the receipt of such notice) a new registration statement and related prospectus (a "NEW REGISTRATION STATEMENT") that complies as to Form in all material respects with applicable Commission rules providing for the sale by all such Holders of then outstanding Registrable Securities, and agrees to use its best efforts to cause such new Registration Statement to be declared effective by the Commission as soon as practicable.

            3. REGISTRATION PROCEDURES. In connection with the Company's registration obligations hereunder, the Company shall:

                  (a) Prepare and file with the Commission on or prior to the Filing Date, a Registration Statement on Form S-3 (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate Form in accordance herewith) and use its best efforts to cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than ten
(10) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference), the Company shall (i) furnish to the Holders and Special Counsel, copies of all such documents proposed to be filed and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as any Holder may reasonably propose and (ii) at the request of any Holder cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to such Holders, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders' Representative or the Special Counsel shall reasonably object in writing within five (5) Business Days of their receipt thereof.

                  (b)(i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such amendments in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Holders' Representative and Special Counsel true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

                  (c) Notify the Holders' Representative (and in the case of (c)(i), (iii), (iv) and (v) hereof the Holders) and Special Counsel as promptly as possible (and, in the case of (i)(A) below, not less than five (5) Business Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

                  (e) If requested by any Holder of the Registrable Securities,
(i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as should be included therein and
(ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

                  (f) Furnish to each Holder and Special Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

                  (g) Promptly deliver to each Holder and Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each Form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                  (h) Promptly use its reasonable best efforts to register or qualify or cooperate with the selling Holders and Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

                  (i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free of all restrictive legends when sold or transferred pursuant to the Registration Statement, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request within two
(2) Business Days after such request.

                  (j) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as possible, (i) prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) advise the Holders as to when they may resume distribution of the Registrable Securities.

                  (k) Use its best efforts to maintain the listing of the Common Stock on The Nasdaq National Market and cause all Registrable Securities relating to such Registration Statement to be listed on The Nasdaq National Market or any such other securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which the Common Stock is then listed.

                  (l) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

                  (m) Request each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement.

                  (n) If (i) there is material non-public information regarding the Company which the Company's Board of Directors (the "BOARD") reasonably determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose and which the Company would be required to disclose under the Registration Statement, then the Company may suspend use of a registration statement for a period not to exceed twenty (20) consecutive days, provided that the Company may not suspend its obligation under this Section 3(n) for more than forty-five (45) days in the aggregate during any 12-month period (each, a "BLACKOUT PERIOD"); provided, however, that no such suspension shall be permitted for consecutive twenty (20) day periods, arising out of the same set of facts, circumstances or transactions; and provided further, that if the Company decides to suspend its obligation pursuant to this sentence, it shall give written notice of such suspension to the Holders and Special Counsel to that effect. If the Company shall give notice of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv) and 3(c)(v) or of the postponement or suspension of the Registration Statement pursuant to this
Section 3(n), then the Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each Holder shall have received (i) the copies of the supplement or amendment to the Registration Statement contemplated by Section 3(j) (if an amended or supplemental prospectus is required) or (ii) the Advice (as defined below) (if no supplement or amendment to the Registration Statement is required).

                  (o) Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Holder further agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(n), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(j), or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed.

            4. REGISTRATION EXPENSES. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with The Nasdaq National Market and each other securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the Commission, (C) with respect to filings required to be made under the NASD and the NASD Regulation, Inc. and (D) in compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holders' Representative may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and Special Counsel, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company's independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

            5. UNDERWRITTEN REGISTRATIONS. If any of the Registrable Securities covered by a Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering must be acceptable to the Holders' Representative, subject to the consent of the Company (which shall not be unreasonably withheld or delayed). Notwithstanding anything else herein to the contrary, such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

            No Holder may participate in any underwritten registration hereunder unless such person (i) agrees to sell its Registrable Securities on the basis reasonably provided in any underwriting arrangements agreed to by the Holders' Representative and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents agreed to by the Holders' Representative reasonably required under the terms of such underwriting arrangements.

            6. INDEMNIFICATION. (a) INDEMNIFICATION BY THE COMPANY. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such Holder and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and expenses (collectively, "LOSSES"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any Form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or Form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such Form of Prospectus or in any amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of the Registrable Securities by the Holders.

                  (b) INDEMNIFICATION BY HOLDERS. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any Form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or Form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such Form of prospectus. Notwithstanding anything to the contrary contained herein, a Holder shall be liable under this Section 6(b) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

                  (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "INDEMNIFYING PARTY") in writing, and the Indemnifying Party may assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement.

            An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                  (d) CONTRIBUTION. If a claim for indemnification under Section 6(a) or 6(b) is unavailable or insufficient to an Indemnified Party, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys' or other reasonable fees or expenses reasonably incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. Notwithstanding anything to the contrary contained herein, none of the Holders shall not be liable or required to contribute under this Section 6(d) for any amount in excess of the net proceeds received by such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided however, that such written consent was not unreasonably withheld.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

            7. RULE 144. As long as any Holder owns any Registrable Securities, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish such Holders with true and complete copies of all such filings. As long as any Holder owns any Registrable Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions referred to in the Purchase Agreement. Upon the written request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

            8. MISCELLANEOUS. (a) REMEDIES. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement. It is accordingly agreed that the parties shall be entitled to specific performance of the provisions of this Agreement in addition to any other remedy to which any of them may be entitled at law or in equity.

                  (b) NO INCONSISTENT AGREEMENTS. The Company has not, as of the date hereof entered into any agreement that is currently in effect, nor shall the Company, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject in all respects to the prior rights in full of the Holders set forth herein, and are not otherwise in conflict with the provisions of this Agreement.

                  (c) NO PIGGYBACK ON REGISTRATIONS. Neither the Company nor any of its security holders (other than the Holders of Registrable Securities) may include securities of the Company in the Registration Statement, and the Company shall not after the date hereof enter into any agreement providing such right to any of its security holders, unless the right so granted is subject in all respects to the prior rights in full of the Holders set forth herein, and is not otherwise in conflict with the provisions of this Agreement.

                  (d) PIGGY-BACK REGISTRATIONS. If at any time when there is not an effective Registration Statement covering (i) shares of Common Stock issued pursuant to the Purchase Agreement or (ii) Warrant Shares issuable upon exercise of the Warrants, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or its then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Holder of Registrable Securities written notice of such determination and, if within thirty (30) days after receipt of such notice, any such Holder shall so request in writing (which request shall specify the Registrable Securities intended to be disposed of by the Holders), the Company will use its best efforts to cause the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holder, to the extent necessary to permit the disposition of the Registrable Securities so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration pursuant to this
Section 8(d) (but not from its obligation to pay expenses in accordance with Section 4 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 8(d) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that, subject to Section 2 hereof, the Company shall not be required to register any Registrable Securities pursuant to this Section 8(d) that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an underwritten public offering, if the managing underwriter should reasonably object to the inclusion of the Registrable Securities in such registration statement, and reasonably determine that the inclusion of such Registrable Securities would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then (x) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration) if the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Holders shall be included in such registration statement if the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

                  (e) DEFAULT PAYMENT; REDEMPTION. (i) The Company and the Investors agree that the Investors will suffer damages if the Registration Statement is not filed on or prior to the Filing Date, or not declared effective by the Commission on or prior to the Effectiveness Date or not maintained in the manner contemplated herein during the Effectiveness Period or if certain other events occur. The Company and the Investors further agree that if (i) the Registration Statement is not filed on or prior to the Filing Date, or is not declared effective by the Commission on or prior to the Effectiveness Date (or in the event an additional Registration Statement is filed because the actual number of shares of Common Stock into which the Warrants are exercisable exceeds the number of shares of Common Stock initially registered and is not filed and declared effective within the time periods set forth in Section 2), or (ii) the Company fails to file with the Commission a request for acceleration within five
(5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or not subject to further review, or (iii) the Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of the Effectiveness Period for more than 90 days in the aggregate, without being succeeded within 30 days by a subsequent Registration Statement filed with and declared effective by the Commission or within two (2) calendar days following written notice by a Holder of its intent to sell, or (iv) the Company breaches in a material respect any covenant or other material term or condition to this Agreement, and such breach continues for a period of thirty (30) days after written notice thereof to the Company, or (v) the Company has breached Section 3(n) of this Agreement (any such failure or breach being referred to as an "EVENT"), the Company shall promptly (but in no event later than 35 days after such event) pay a default payment for such failure to each Holder an amount equal to 1.5% of such Holder's pro rata share of the purchase price paid by such Holder for all of the shares of Common Stock purchased under the Purchase Agreement and then owned by such Holder on the date of such Event for each 30-day period (or any portion thereof) such Event shall be continuing (the "DEFAULT AMOUNT"). Payments to be made pursuant to this Section 8(e) shall be due and payable in cash or in shares of Common Stock based upon the then Market Price on the due date of each payment. In the event such payment is not made on such respective due date, such Default Payment shall accrue interest at the rate of 15% per annum. For purposes of this Agreement, "MARKET PRICE" shall mean the average of the closing sales prices per share of the Common Stock on The Nasdaq National Market (or such other registered national stock exchange on which the Common Stock is then listed) for the twenty (20) consecutive trading days immediately preceding such measurement date, or if the Common Stock is not listed then on The Nasdaq National Market or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Independent Appraiser (as defined below) selected in good faith by the Holders' Representative; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Market Price shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The Company shall pay all costs and expenses of each Independent Appraiser. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Company determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights. For purposes of this Agreement, the term "Independent Appraiser" shall mean an independent investment banking firm or accounting firm of national or regional reputation.

                  (ii) If the Registration Statement has not been declared effective by the first anniversary of the Closing Date, each holder of Registrable Securities shall have the right, subject to Delaware law and then applicable bank restrictions, if any, to cause the

Company to redeem the Registrable Securities held by such holder for a period of 30 calendar days following such first anniversary at a redemption price equal to the higher of (a) 130% of the Purchase Price per Share and (b) the Market Price.

                  (f) SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION. Each of the Company and the Holders (A) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and if jurisdiction of such Federal courts is not available, the state courts of New York, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Agreement and (B) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or Proceeding is brought in an inconvenient forum or that the venue of the suit, action or Proceeding is improper. Each of the Company and the Holders consents to process being served in any such suit, action or Proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8(f) shall affect or limit any right to serve process in any other manner permitted by law.

                  (g) AMENDMENTS AND WAIVERS. Except as provided in Section 8.3 of the Purchase Agreement, the provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each of the Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of any other Holders may be given by Holders to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (h) NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed to have been given on (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern standard time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., eastern standard time, on any date and earlier than 11:59 p.m., eastern standard time, on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given, whichever shall first occur. The addresses for such communications shall be with respect to each Holder at its address set forth under its name on the signature page attached hereto, or with respect to the Company, addressed to:

                            JLM Industries, Inc.
                            8675 Hidden River Parkway
                            Tampa, Florida 33637
                            Attention: Michael E. Hayes
                            Facsimile No.: (813) 632-3315

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Company shall be sent to Holland & Knight LLP, Attention: Michael L. Jamieson, Esq., Facsimile No.: (813) 229-0134. Copies of notices to any Holder shall be sent to (i) Baer Marks & Upham LLP, 805 Third Avenue, New York, New York 10022, Attention: Jonathan J. Russo, Esq., Facsimile No.: (212) 702-5941.

                  (i) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of each Holder. Each Investor may assign its rights hereunder in the manner and to the Persons as permitted hereunder and under the Purchase Agreement.

                  (j) ASSIGNMENT OF REGISTRATION RIGHTS. The rights of each Holder hereunder, including the right to have the Company register for resale the Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by each Holder to any transferee of such Holder of all or a portion of the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company as promptly as possible after such assignment, (ii) the Company is, as promptly as possible after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement. In addition, each Holder shall have the right to assign its rights hereunder to any other Person with the prior written consent of the Company, which consent shall not be unreasonably withheld. Additionally, each Holder shall have the right to assign its rights hereunder to any Affiliate of such Holder without the consent to the Company. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

                  (k) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  (l) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  (m) CUMULATIVE REMEDIES. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  (n) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (o) HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  (p) OPINION. Within two (2) business days after any Registration Statement which includes the Registrable Securities is declared effective by the Commission, the Company shall deliver, or shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the Commission in the Form attached hereto as EXHIBIT A.

            IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                    JLM INDUSTRIES, INC.



                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                          REGISTRATION RIGHTS AGREEMENT
                           COUNTERPART EXECUTION PAGE


            By signing below, the undersigned agrees to the terms of the Registration Rights Agreement.

                                       INVESTOR:

                                       __________________________________


Number of Shares purchased:            By:_______________________________
                                          Name:
____________________________              Title:

                                          Address:______________________________
                                                  ______________________________
                                                  ______________________________

                                          Facsimile:____________________________

                          REGISTRATION RIGHTS AGREEMENT
                           COUNTERPART EXECUTION PAGE


            By signing below, the undersigned agrees to the terms of the Registration Rights Agreement.

                                       WARRANT HOLDER:

                                       ____________________________________


Number of Warrants issued:             By:_________________________________
                                          Name:
____________________________              Title:

                                          Address:______________________________
                                                  ______________________________
                                                  ______________________________

                                          Facsimile:____________________________

                                    EXHIBIT A

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT


EquiServe
150 Royall Street
Canton, Massachusetts  02021
Attention:  Deborah Doughtery


            Re:    JLM INDUSTRIES, INC.

Ladies and Gentlemen:

            We are counsel to JLM Industries, Inc., a Delaware corporation (the "COMPANY"), and have represented the Company in connection with that certain Purchase Agreement (the "PURCHASE AGREEMENT") entered into by and among the Company and the other signatures thereto (the "INVESTORS") pursuant to which the Company issued to the Investors 2,173,913 shares of its common stock, par value $.01 per share (the "COMMON STOCK"), and issued to the warrant holders (the "WARRANT HOLDERS" and, together with the Investors, the "Holders") warrants to purchase up to 675,000 shares of the Common Stock (the "WARRANTS"). Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Holders (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "1933 ACT"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 2001, the Company filed a Registration Statement on Form (File No. 333-_____________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

            In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                    Very truly yours,


                                    [COMPANY'S COUNSEL]

                                                                       EXHIBIT D

                                    AGREEMENT


            AGREEMENT dated as of June __, 2001 by and among JLM Industries, Inc., a Delaware corporation (the "COMPANY"), Phoenix Enterprises LLC ("PHOENIX") and Mr. Philip S. Sassower ("SASSOWER"), who together with Phoenix, are collectively referred to as the "HOLDERS" and individually as a "HOLDER".

            WHEREAS, the parties hereto desire to enter into this agreement (the "AGREEMENT");

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                 REPRESENTATIONS

            Section 1.1 REPRESENTATIONS OF THE COMPANY. The Company hereby represents to the Holders that (i) it has the full legal right, power and authority to enter into and perform this Agreement, (ii) the execution and delivery of this Agreement by the Company has been duly authorized by the Company, and (iii) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to, or affecting the enforcement of creditor's rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law).

            Section 1.2 REPRESENTATIONS OF THE HOLDERS. Each Holder hereby represents to the Company that (i) such Holder has the full legal right, power and authority to enter into and perform this Agreement, (ii) the execution and delivery of this Agreement by Phoenix has been duly authorized by Phoenix, and
(iii) this Agreement constitutes, or shall constitute when executed and delivered at or prior to Closing, a valid and binding obligation of the Holders enforceable against the Holders in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to, or affecting the enforcement of creditor's rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law).

                                   ARTICLE II

                              STANDSTILL PROVISIONS

            Section 2.1 STANDSTILL PROVISIONS. (a) During the Term (as defined below), each Holder will not, and will cause each of its Affiliates (as defined below) not to, either alone or as part of a "group" (as such term is used in
Section 13d-5 (as such rule is currently in effect) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), directly or indirectly:

                      (i) make, or in any way participate, directly or indirectly, in any "solicitation in opposition" (as such term is defined or used in Regulation 14A under the Exchange Act);

                      (ii) initiate or propose any "shareholder proposals" for submission to a vote of stockholders, whether by action at a stockholder meeting or by written consent with respect to the Company, as such term is used in
Section 14(a) of the Exchange Act;

                      (iii) form, join or in any way participate in a group to take any actions otherwise prohibited by the terms of this Agreement; or

                      (iv) enter into any arrangements or understandings with any third party with respect to any of the foregoing.

                  (b) For purposes of this Agreement, the term "Affiliate" shall have meaning given to such term under Rule 405 of the Securities Act of 1933, as amended.

                                   ARTICLE III

                                  MISCELLANEOUS

            Section 3.1 FEES AND EXPENSES. The Company shall pay the fees and expenses of all attorneys, accountants and other advisors, if any, of the parties hereto and all other expenses incurred by such party incident to the negotiation, preparation, execution and delivery of this Agreement.

            Section 3.2 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

            Section 3.3 SPECIFIC ENFORCEMENT; CONSENT TO JURISDICTION. (a) The parties acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement was not preformed in accordance with its specific terms or was otherwise breached, and further acknowledge and agree that money damages are an inadequate remedy for the breach of this agreement because of the difficulty of ascertaining the amount of damage that would be suffered in the event of such breach. The parties accordingly agree that the other party shall be entitled to obtain specific performance of any provision of this Agreement and injunctive or other equitable relief to prevent or cure breaches of any provision of this Agreement, this being in addition to any other remedy to which they may be entitled by law or equity.

                  (b) Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of (i) the state courts of the State of New York located in New York City and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees to commence any action, suit or proceeding relating hereto in the state courts of the State of New York located in New York City, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the United States District Court for the Southern District of New York. Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth below shall be effective service of process for any action, suit or proceeding brought in any such court with respect to any matters to which it has submitted to jurisdiction in this Section 3.3(b). Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the state courts of the State of New York located in New York City and the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            Section 3.4 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the matters covered hereby and this Agreement may be amended only by an agreement in writing executed by the parties hereto.

            Section 3.5 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (i) when personally delivered or delivered by telecopy on a business day during normal business hours with confirmation postmarked the same day, at the address or number designated below or (ii) on the business day following the date of mailing by overnight courier, fully prepaid, addressed to such address. The addresses for such communications shall be:

            If to the Company:

                  JLM Industries, Inc.
                  8675 Hidden River Parkway
                  Tampa, Florida  33637
                  Attention:  John L. MacDonald
                  Facsimile: (813) 632-3315

            with a copy to:

                  Holland & Knight LLP
                  400 North Ashley Drive
                  Suite 2300
                  Tampa, Florida  33602
                  Attention:  Michael L. Jamieson, Esq.
                  Facsimile: (813) 229-0134

            If to any Holder to:

                  Phoenix Enterprises LLC
                  135 East 57th Street, 12th Floor
                  New York, New York  10022
                  Attention: Philip S. Sassower
                  Facsimile:  (212) 319-4970

            with a copy to:

                  Baer Marks & Upham LLP
                  805 Third Avenue
                  New York, New York 10022-7513
                  Attention:  Jonathan J. Russo, Esq.
                  Facsimile: (212) 702-5941

Any party hereto may from time to time change its address for notices under this
Section 3.5 by giving at least 10 days notice of such changed address to the other parties hereto.

            Section 3.6 WAIVERS. No waiver by either party of any breach of any provision hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            Section 3.7 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

            Section 3.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and legal representatives. The parties shall not assign this Agreement or any rights hereunder without the prior written consent of the other parties hereto.

            Section 3.9 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflict of laws.

            Section 3.10 TERMINATION. The term of this Agreement shall commence on the date hereof and expire on June 28, 2003 (the "TERM"), whereupon this Agreement, except for Article III hereof, shall terminate and have no further force or effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                                    JLM INDUSTRIES, INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    PHOENIX ENTERPRISES LLC


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    --------------------------------------------
                                                   Philip S. Sassower

                                                                       EXHIBIT E


                        [OPINION OF HOLLAND & KNIGHT LLP]





                                          June __, 2001


To the Investors listed on Schedule A attached hereto
c/o Phoenix Enterprises
LLC 135 East 57th Street, 12th Floor
New York, New York  10022
Attn.:  Philip S. Sassower

Ladies and Gentlemen:

            We have acted as counsel to JLM Industries, Inc., a Delaware corporation (the "Company"), in connection with the Purchase Agreement (the "Purchase Agreement") dated as of May __, 2001, by and among the Company and the Investors. This opinion letter is being delivered to you pursuant to Section 4.3(f) of the Purchase Agreement. Capitalized terms not otherwise defined in this opinion letter have the meaning given to them in the Purchase Agreement.

            In connection with the opinions expressed herein, we have made such examination of matters of law and fact as we have considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties contained in and made by the Company pursuant to the Purchase Agreement and upon certificates and statements of government officials and officers of the Company. We have also examined originals or copies of the Transaction Documents and such other corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this letter the genuineness of all signatures other than those of the officers of the Company, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of such copies.

            In rendering this opinion we have also assumed that the Transaction Documents have been duly and validly executed and delivered by you, that you have the power to enter into and perform all of your obligations thereunder, and that the Transaction Documents constitute valid, legal, binding and enforceable obligations upon you; and (B) that the representations and warranties made in the Purchase Agreement by you are true and correct. We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the federal laws of the United States of America and the Delaware General Corporation Law (the "DGCL").

            Based upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions expressly set forth herein, we are of the opinion that:

June __, 2001
Page 2


            1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and corporate authority to own its properties and to conduct its business as, to our knowledge, it is presently conducted. The Company is qualified to do business in every jurisdiction in which the nature of the business presently conducted, or property owned, by it makes such qualification necessary except for jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect.

            2. The Company has the requisite corporate power and authority to execute, deliver and consummate the transactions contemplated by the Transaction Documents. Each of the Transaction Documents has been duly and validly authorized by the Company, duly executed and delivered by an authorized officer of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable by you against the Company in accordance with its terms.

            3. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated therein do not (i) violate any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) to our knowledge after due inquiry, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company or any of its assets are bound, (iii) to our knowledge after due inquiry, create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) to our knowledge after due inquiry, result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected. The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents except as expressly set forth therein, or to issue and sell the Common Stock to be purchased by the Investors hereunder, or the Warrants or the Warrant Shares in accordance with the terms thereof.

            4. To our knowledge after due inquiry, no shares of Common Stock are entitled to preemptive rights, or except as provided on Schedule 2.1(c) to the Purchase Agreement, registration rights, and except as provided on Schedule 2.1(c) to the Purchase Agreement, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into any shares of capital stock of the Company. To our knowledge after due inquiry, except as set forth on
Schedule 2.1(c) of the Purchase Agreement, there are no contracts, commitments,

June __, 2001
Page 3


understandings or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company. To our knowledge after due inquiry, except as set forth on Schedule 2.1(c) to the Purchase Agreement, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities.

            5. The Common Stock and Warrants to be issued under this Agreement have been duly authorized by all necessary corporate action and, when issued and paid for in accordance with the terms hereof, the Common Stock and Warrants shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances, and rights of first refusal of any kind, other than resale restrictions imposed by Federal and state securities laws. The Warrant Shares issuable in accordance with the terms of the Warrants have been duly authorized by all necessary corporate action and when issued in accordance with the terms of the Warrants, such shares will be validly issued and outstanding, fully paid and nonassessable, and the Holders shall be entitled to all rights accorded to a holder of Common Stock.

            6. Assuming (i) the accuracy of the representations provided by the Investors in the Purchase Agreement and (ii) that the Company has complied with the requirements of Section 4(2) of the Securities Act (and the provisions of Regulation D promulgated thereunder), the issuance and sale of the Common Stock sold pursuant to the Purchase Agreement is exempt from registration under the Securities Act by reason of Regulation D promulgated thereunder.

            7. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act, and, to our knowledge after due inquiry, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a), 14 or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents").

            8. The Company is eligible to file the Registration Statement (as defined in the Registration Rights Agreement) on Form S-3 under the Securities Act and rules promulgated thereunder, and Form S-3 is permitted to be used for the transactions contemplated by the Registration Rights Agreement and thereby under the Securities Act and rules promulgated thereunder.

            We have not considered and have expressed no opinion with respect to any of the following:

            (i) the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the rights or remedies of creditors generally, and the effect of general principles of equity, whether considered in a proceeding at law or in equity, upon the enforceability of the Transaction Documents and the availability of equitable relief; or

June __, 2001
Page 4


            (ii) the enforceability of provisions contained in the Transaction Documents requiring indemnification to the extent otherwise contrary to the public policy of state or federal law.

                                          Holland & Knight LLP

                                                                      SCHEDULE A

                                                                       EXHIBIT F

                           [RESOLUTIONS TO BE ADOPTED
                          BY THE BOARD OF DIRECTORS OF
                              JLM INDUSTRIES, INC.]



            RESOLVED, that the form, terms and provisions of:

            (a) the Purchase Agreement, substantially in the form presented to the Board on the date hereof, by and among the Company and the Investors (as defined therein) pursuant to which the Company will issue and sell 2,173,913 shares (the "Shares") of the Company's common stock (the "Common Stock") to the Investors, and warrants to purchase 425,000 shares of Common Stock (the "Purchase Agreement");

            (b) the draft Registration Rights Agreement, substantially in the form presented to the Board on the date hereof, by and among the Company, the Investors and the Warrant Holders (as defined therein) pursuant to which registration rights are granted to the Investors and the Warrant Holders with respect to the Registrable Securities (as defined therein) (the "Registration Rights Agreement");

            (c) the draft Warrant, substantially in the form presented to the Board on the date hereof, by and among the Company and the Warrant Holders pursuant to which Phoenix Enterprises LLC ("Phoenix") and/or its designees are entitled to subscribe for and purchase warrants to purchase up to 425,000 shares of Common Stock (the "Warrant"); and

            (d) the draft escrow agreement, substantially in the form presented to the Board on the date hereof, by and among the Company, the Investors and the escrow agent named therein (the "Escrow Agent") pursuant to which the Investors purchasing the Common Stock pursuant to the Purchase Agreement shall deposit funds with the Escrow Agent (the "Escrow Agreement," and together with the Purchase Agreement, Registration Rights Agreement and Warrant, collectively, the "Principal Transaction Documents");

      be, and the same hereby are, in all respects ratified, authorized and approved, and that the Chief Executive Officer, President or Chief Financial Officer of the Company be, and they hereby are, authorized, in the name and on behalf of the Company, to execute and deliver the Principal Transaction Documents, with such changes therein or additions thereto as may be approved by the Chief Executive Officer, President or Chief Financial Officer of the Company, such approval to be conclusively evidenced by the execution thereof; and be it further

            RESOLVED, that pursuant to the terms of the Principal Transaction Documents the Company is hereby authorized to issue: (i) the Shares to the investors listed in the Purchase Agreement (the "Investors") at a purchase price of US$1.15 per share and that all of such Shares issued pursuant thereto shall be validly issued, fully paid and nonassessable and (ii) warrants to Phoenix and/or its designee to purchase 425,000 shares of Common Stock at an exercise price of $1.15 per share (the "Warrants") and the shares of Common Stock underlying such Warrants, when issued pursuant thereto, shall be validly issued, fully paid and nonassessable; and be it further

            RESOLVED, that there be reserved for issuance at all times prior to the expiration of the Warrants such number of shares of Common Stock equal to or exceeding the maximum number of shares issuable upon the exercise of the Warrants (including any adjustments to such number of shares issued pursuant to the terms thereof); and be it further

            RESOLVED, that the Chief Executive Officer, President and Chief Financial Officer of the Company and any other appropriate executive officer of the Company be, and each of them hereby is, authorized, empowered and directed, from time to time, to take such additional action and to execute, certify, deliver, file and record with the appropriate judicial, public and governmental authorities or any other persons or entities, such additional agreements, documents and instruments (including, without limitation, any amendment or extension of any of the Principal Transaction Documents and any waiver or consent in connection with any of the Principal Transaction Documents) as may be necessary or appropriate to implement the provisions of the foregoing resolutions and the Principal Transaction Documents and to consummate the transactions contemplated thereby, the execution, certification, delivery, filing and recording of such agreements, documents and instruments and the taking of such action to be the conclusive evidence of the authority therefore; and be it further

            RESOLVED, that the Chief Executive Officer, President and Chief Financial Officer, and any other appropriate executive officer of the Company be, and each of them hereby is, authorized and directed to prepare a Registration Statement on Form S-3 or other permissible form (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, with respect to the registration and sale to the Registrable Securities; and be it further

            RESOLVED, that the Chief Executive Officer, President and Chief Financial Officer, and any other appropriate executive officer of the Company be, and each of them hereby is, authorized to take any and all further action necessary or appropriate in connection with the Registration Statement, including the execution and filing of the Registration Statement with the SEC and Nasdaq and all pre-effective and post-effective amendments, and all exhibits, documents and instruments related thereto, as such officer shall deem necessary or appropriate in order for the Registration Statement to be declared effective by the SEC under the Securities Act and remain effective thereafter; and be it further

            RESOLVED, that John MacDonald and Michael Hayes be, and each of them hereby is, authorized to act as true and lawful attorneys-in-fact for each of the members of the Board for the purpose of executing any and all amendments to the Registration Statement, as more fully described in the power of attorney section of the Registration Statement; and be it further

            RESOLVED, that any appropriate executive officer of the Company be, and each of them hereby is, in the name and on behalf of the Company, authorized to file such applications, registrations or qualifications for the issuance, offer and sale of the Registrable Securities in compliance with the U.S. "blue sky" or similar state securities laws and regulations in such jurisdictions as may be necessary in connection with the Registration Statement and that the Board does hereby adopt, confirm and approve in their entirety all resolutions required by each of such state "blue sky" or similar state securities regulatory authority in connection with the qualification or registration of such shares in all jurisdictions in which they are to be so offered and sold; and be it further

            RESOLVED, that any appropriate executive officer be, and each of them hereby is, authorized to incur and bear, on behalf of and for the account of the Company, all such fees, costs, expenses and disbursements as may be necessary or appropriate to implement the foregoing resolutions, including without limitation, the preparation, printing and filing of the Registration Statement and all pre- and post-effective amendments and supplements thereto; the inclusion for quotation of the Shares through Nasdaq; and the qualification or registration of such shares under the "blue sky" and similar securities laws of various jurisdictions; and be it further

            RESOLVED, that the form, terms and provisions of the retainer letter dated March 27, 2001, between the Company and Phoenix Enterprises LLC (the "Retainer Letter") be, and the same hereby is, ratified and approved in all respects, and that all actions taken by the Chief Executive Officer, President or Chief Financial Officer or any other appropriate executive officer of the Company in order to implement the provisions of such Retainer Letter are hereby ratified in all respects and any such further actions to be taken by the Chief Executive Officer, President or Chief Financial Officer or any other appropriate executive officer to implement the provisions of such Retainer Letter are in all respects authorized and approved; and be it further

            RESOLVED, that the issuance of warrants to purchase up to 250,000 shares of Common Stock, at an exercise price of $1.43 per share, to Phoenix and its designees pursuant to the Retainer Letter is hereby ratified in all respects and that all of such warrants and the shares of Common Stock underlying such warrants issued pursuant thereto shall be deemed validly issued, fully paid and nonassessable; and be it further

            RESOLVED, that any appropriate executive officer of the Company be, and each of them hereby is authorized, empowered and directed, in the name and on behalf of the Company, to take such action and to make, execute, deliver and file or cause to be filed, such agreements, documents, payments, applications, instruments, and certificates, and to take such other and further actions, in the name and on behalf of the Company, as they, or any of them, may deem to be proper, necessary, desirable or appropriate to effectuate the purpose and intent of the foregoing resolutions, the authority for the taking of such action and the making, execution, delivery or filing of such agreements, documents, payments, applications, instruments or certificates to be conclusively evidenced thereby.